[Conformed copy with
                                                     Exhibits G, H-2, I-2,
                                                     K-3, and K-4 Conformed
                                                     as Executed]


==============================================================================



                            TERM LOAN AGREEMENT

                                   among

                      SULLIVAN COMMUNICATIONS, INC.,

                         SULLIVAN GRAPHICS, INC.,


                      VARIOUS FINANCIAL INSTITUTIONS


                                    and


                          BANKERS TRUST COMPANY,
                          as ADMINISTRATIVE AGENT


                       ----------------------------


                         Dated as of June 30, 1997


                       ----------------------------


==============================================================================


                             TABLE OF CONTENTS


                                                                       Page


SECTION 1.    Amount and Terms of Credit...............................  1
    1.01  The Commitments..............................................  1
    1.02  Notice of Borrowing..........................................  1
    1.03  Disbursement of Funds........................................  2
    1.04  Notes........................................................  3
    1.05  Pro Rata Borrowings..........................................  3
    1.06  Interest.....................................................  3
    1.07  Interest Periods.............................................  4
    1.08  Increased Costs, Illegality, etc.............................  5
    1.09  Compensation.................................................  8
    1.10  Change of Applicable Lending Office..........................  8
    1.11  Replacement of Banks.........................................  8
    1.12  Conversions..................................................  9

SECTION 2.    Fees; Reductions of Commitment...........................  9
    2.01  Fees.........................................................  9

SECTION 3.    Prepayments; Payments; Taxes............................. 10
    3.01  Mandatory and Voluntary Payment; Mandatory and Voluntary
             Reduction of Commitments.................................. 10
    3.02  Method and Place of Payment.................................. 11
    3.03  Net Payments................................................. 11

SECTION 4.    Conditions Precedent..................................... 15
    4.01  Execution of Agreement; Notes................................ 15
    4.02  No Default; Representations and Warranties................... 15
    4.03  Opinions of Counsel.......................................... 16
    4.04  Corporate Documents; Proceedings; etc........................ 16
    4.05  Adverse Change, etc.......................................... 16
    4.06  Litigation................................................... 17
    4.07  Subsidiaries Guaranty........................................ 17
    4.08  Existing Pledge Agreement Amendment.......................... 17
    4.09  Existing Security Agreement Amendment........................ 18
    4.10  Mortgage Amendments; etc..................................... 18
    4.11  Canadian Debenture and Pledge Agreement...................... 18
    4.12  Form of Collateral Assignments of Rights..................... 18
    4.13  Lockbox, Blocked Account and Concentration Account
             Agreements................................................ 19
    4.14  Collateral Access Agreements................................. 19
    4.15  Amendment to the Existing Credit Agreement................... 19
    4.16  Solvency Certificate......................................... 19
    4.17  Notice of Borrowing.......................................... 19
    4.18  Fees, etc.................................................... 19

SECTION 5.    Representations, Warranties and Agreements............... 19
    5.01  Corporate Status............................................. 20
    5.02  Corporate Power and Authority................................ 20
    5.03  No Violation................................................. 20
    5.04  Litigation................................................... 21
    5.05  Use of Proceeds.............................................. 21
    5.06  Governmental Approvals....................................... 21
    5.07  Investment Company Act....................................... 21
    5.08  Public Utility Holding Company Act........................... 21
    5.09  True and Complete Disclosure................................. 21
    5.10  Financial Condition; Financial Statements.................... 22
    5.11  Locations of Offices, Records and Inventory.................. 22
    5.12  Fictitious Business Names.................................... 23
    5.13  Security Interests........................................... 23
    5.14  Tax Returns and Payments..................................... 23
    5.15  Compliance with ERISA........................................ 24
    5.16  Subsidiaries................................................. 25
    5.17  Patents, etc................................................. 25
    5.18  Compliance with Statutes, etc................................ 26
    5.19  Properties................................................... 27
    5.20  Labor Relations; Collective Bargaining Agreements............ 27
    5.21  Restrictions on Restricted Subsidiaries...................... 28
    5.22  Material Contracts........................................... 28
    5.23  Senior Indebtedness, etc..................................... 28
    5.24  Existing Collateral Documents................................ 28

SECTION 6.    Affirmative Covenants.................................... 29
    6.01  Financial Information........................................ 29
    6.02  Corporate Franchises......................................... 30
    6.03  Compliance with Statutes, etc................................ 31
    6.04  ERISA........................................................ 31
    6.05  Good Repair.................................................. 33
    6.06  Additional Security; Further Assurances; etc................. 33
    6.07  Insurance.................................................... 34
    6.08  Taxes........................................................ 34
    6.09  Corporate Separateness....................................... 34
    6.10  New Wholly-Owned Restricted Subsidiaries..................... 35

SECTION 7.    Negative Covenants....................................... 35
    7.01  Limitation on Indebtedness................................... 36
    7.02  Limitation on Restricted Payments............................ 39
    7.03  Limitation on Restrictions on Distributions from Restricted
             Subsidiaries.............................................. 40
    7.04  Limitation on Sales of Assets and Subsidiary Stock........... 42
    7.05  Limitation on Affiliate Transactions......................... 43
    7.06  Change of Control............................................ 44
    7.07  Limitation on the Issuance of Preferred Stock of Restricted
             Subsidiaries.............................................. 44
    7.08  When Communications or Borrower May Merge or Transfer
             Assets.................................................... 44
    7.09  Ownership of Restricted Subsidiaries......................... 45
    7.09  Further Instruments and Acts................................. 45

SECTION 8.    Events of Default........................................ 45
    8.01  Events of Default Defined.................................... 45
    8.02  Acceleration................................................. 47
    8.03  Other Remedies............................................... 48

SECTION 9.    Definitions.............................................. 48
    9.01  General Definitions.......................................... 48
    9.02  Accounting Terms and Determinations.......................... 79
    9.03  Other Defined Terms.......................................... 80

SECTION 10.    The Agent............................................... 80
    10.01  Appointment................................................. 80
    10.02  Nature of Duties of Agent................................... 81
    10.03  Lack of Reliance on Agent................................... 81
    10.04  Certain Rights of the Agent................................. 82
    10.05  Reliance by Agent........................................... 82
    10.06  Indemnification of Agent.................................... 82
    10.07  The Agent in Its Individual Capacity........................ 83
    10.08  Holders of Notes............................................ 83
    10.09  Successor Agent............................................. 83
    10.10  Collateral Matters.......................................... 84
    10.11  Actions with Respect to Defaults............................ 86
    10.12  Delivery of Information..................................... 86

SECTION 11.    Special Provisions Providing Lien Priorities; etc....... 86
    11.01  Priorities With Respect to Collateral....................... 87
    11.02  Priority on Distribution of Proceeds of Collateral.......... 88
    11.03  Certain Dispositions of Collateral.......................... 89
    11.04  Waiver of Set-Off........................................... 89
    11.05  Right to Contest............................................ 90
    11.06  Payment Invalidated......................................... 90
    11.07  Right to Amend, etc......................................... 90
    11.08  Creation of Future Obligations.............................. 91
    11.09  Waiver of Liability For Actions Taken With Respect To Second
              Priority Secured Obligations and Collateral.............. 91
    11.10  Financing Issues............................................ 92
    11.11  Effectiveness............................................... 92
    11.12  Further Assurances.......................................... 92
    11.13  Nature of the Obligations................................... 93
    11.14  Benefits of this Section 11................................. 93

SECTION 12.    Miscellaneous........................................... 93
    12.01  Payment of Expenses; Indemnification; etc................... 93
    12.02  Right of Setoff............................................. 94
    12.03  Notices..................................................... 95
    12.04  Benefit of Agreement; Assignments; Participations........... 95
    12.05  No Waiver; Remedies Cumulative.............................. 98
    12.06  Payments Pro Rata........................................... 99
    12.07  Computations................................................ 99
    12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
              JURY TRIAL............................................... 99
    12.09  Counterparts................................................101
    12.10  Effectiveness...............................................101
    12.11  Headings Descriptive........................................101
    12.12  Amendment or Waiver; etc....................................101
    12.13  Survival....................................................102
    12.14  Domicile of Loans...........................................103
    12.15  Register....................................................103
    12.16  Confidentiality.............................................103
    12.17  Designated Senior Indebtedness..............................104
    12.18  Limitation on Additional Amounts, etc.......................104
    12.19  Maximum Rate................................................105
    12.20  Post Closing Actions........................................106

SECTION 13.    Parent Guaranty.........................................107
    13.01  The Parent Guaranty.........................................107
    13.02  Bankruptcy..................................................108
    13.03  Nature of Liability.........................................108
    13.04  Independent Obligation......................................108
    13.05  Authorization...............................................108
    13.06  Reliance....................................................109
    13.07  Subordination...............................................110
    13.08  Waiver......................................................110
    13.09  Limitation on Enforcement...................................111


SCHEDULE I          List of Banks
SCHEDULE II         Governmental Approvals
SCHEDULE III Chief Executive Offices, Records Locations and Inventory and Equipment Locations
SCHEDULE IV         Fictitious Business Names
SCHEDULE V          Tax Matters
SCHEDULE VI         Subsidiaries
SCHEDULE VII        Real Properties
SCHEDULE VIII       Collective Bargaining Agreements
SCHEDULE IX         Insurance
SCHEDULE X          Existing Indebtedness

EXHIBIT A           Form of Notice of Borrowing
EXHIBIT B           Form of Note
EXHIBIT C           Form of Section 3.03(e) Certificate
EXHIBIT D-1         Form of Opinion of Shearman & Sterling, special counsel
                    to the Credit Parties
EXHIBIT D-2         Form of Opinion of Timothy M. Davis, Esq., General
                    Counsel to Communications and the Borrower
EXHIBIT E           Form of Officer's Certificate
EXHIBIT F           Form of Solvency Certificate
EXHIBIT G           Form of Subsidiaries Guaranty
EXHIBIT H-1         Existing Pledge Agreement
EXHIBIT H-2         Form of Existing Pledge Agreement Amendment
EXHIBIT I-1         Existing Security Agreement
EXHIBIT I-2         Form of Existing Security Agreement Amendment
EXHIBIT K-1         Existing Canadian Debenture
EXHIBIT K-2         Existing Canadian Pledge Agreement
EXHIBIT K-3         Form of Existing Canadian Debenture Amendment
EXHIBIT K-4         Form of Existing Canadian Pledge Agreement Amendment
EXHIBIT L           Form of Collateral Assignment of Rights
EXHIBIT M-1         Form of Lockbox Agreement
EXHIBIT M-2         Form of Blocked Account Agreement
EXHIBIT M-3         Form of Concentration Account Agreement
EXHIBIT N           Form of Collateral Access Agreement
EXHIBIT O           Form of Compliance Certificate
EXHIBIT P           Form of Assignment and Assumption Agreement



               TERM LOAN AGREEMENT, dated as of June 30, 1997, among SULLIVAN COMMUNICATIONS, INC., a Delaware corporation ("Communications" or the "Parent Guarantor"), SULLIVAN GRAPHICS, INC., a New York Corporation (the "Borrower"), the financial institutions party hereto from time to time (the "Banks"), and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 9 are used herein as therein defined).


                           W I T N E S S E T H :
                           -------------------

               WHEREAS, the Borrower wishes to obtain a term loan facility to prepay outstandings under the revolving credit facility pursuant to the Existing Credit Agreement and thereby improve its liquidity; and

               WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facility provided for herein;

               NOW, THEREFORE, IT IS AGREED:

               SECTION 1.    Amount and Terms of Credit.

               1.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make, on the Closing Date, a term loan or term loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall (i) be denominated in Dollars,
(ii) at any time prior to the Syndication Date, be incurred and maintained as a single Borrowing of Base Rate Loans (subject to mandatory conversion in whole into a single Borrowing of Eurodollar Loans pursuant to Section 1.12),
(iii) at any time on and after the Syndication Date, be maintained as and/or converted into a single Borrowing of Eurodollar Loans (subject to conversion, in whole or in part, into Base Rate Loans pursuant to Section 1.08 or as provided in last sentence of Section 1.07) and (iv) be made by each such Bank in that initial aggregate principal amount as is equal to the Commitment of such Bank on the Closing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.01(b)). Once repaid, Loans incurred hereunder may not be reborrowed.

               1.02 Notice of Borrowing. (a) When the Borrower desires to incur the Loans hereunder, it shall give the Administrative Agent at its Notice Office at least one Business Day's (or same day notice if acceptable to the Administrative Agent) prior written notice (or telephonic notice promptly confirmed in writing) of the Loans to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Such written notice or written confirmation of telephonic notice (the "Notice of Borrowing"), except as otherwise expressly provided in Section 1.08, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing and (ii) the date of such Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

               (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

               1.03 Disbursement of Funds. No later than 12:00 Noon (New York time) on the Closing Date, each Bank will make available its pro rata portion (determined in accordance with Section 1.05) of the Loans to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available by the Banks in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the Closing Date that such Bank does not intend to make available to the Administrative Agent such Bank's portion of the Loans to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the Closing Date and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the Loans, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

               1.04 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes"). The Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Closing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the principal amount of the Loans made by such Bank and be payable in Dollars in the outstanding principal amount of Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.06 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary and mandatory prepayment as provided in Section 3.01 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

               (b) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

               1.05 Pro Rata Borrowings. All Loans made under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

               1.06 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate, each as in effect from time to time.

               (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin (as in effect from time to time) plus the Eurodollar Rate for such Interest Period.

               (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate borne by such Loans at the time of the payment default, in each case with such interest to be payable on demand.

               (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

               (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods to be applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

               1.07 Interest Periods. All Eurodollar Loans outstanding hereunder at any time shall have a single interest period applicable thereto at such time of three (3) months duration (each, an "Interest Period"), provided that:

               (i) the initial Interest Period for the Eurodollar Loans shall commence on the Syndication Date and each Interest Period occurring thereafter in respect of such Eurodollar Loans shall commence (x) on the day on which the next preceding Interest Period applicable thereto expires or (y) only in the circumstances provided in Section 1.08(d)(y) (where all Eurodollar Loans have theretofore been converted into Base Rate Loans), on the Business Day specified in
         Section 1.08(d)(y);

              (ii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

             (iii) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

              (iv) no Interest Period shall be selected which extends beyond the Final Maturity Date.

               If upon the expiration of an Interest Period, the Borrower is not permitted by virtue of the application of clause (iv) above to elect a new Interest Period to be applicable to a Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

               1.08 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

               (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

              (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change arising after the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits or franchise taxes based on net income of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision hereof or therein) or (B) a change in official reserve requirements (except to the extent included in the computation of the Eurodollar Rate) or any special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its applicable lending office) and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

             (iii) at any time after the date of this Agreement, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the applicable interbank market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, on the last day of the then current Interest Period, all Loans shall be automatically converted to Base Rate Loans, until such time as the circumstances described in clause (i) shall no longer be applicable, in which event Section 1.08(d) shall apply, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 12.18 (to the extent applicable), pay to such Bank, upon its written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.08(b) as promptly as possible and, in any event, within the time period required by law.

               (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.08(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.08(a)(iii) shall), upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, until such time as the circumstances described in Section 1.08(a)(ii) or (iii) shall no longer be applicable in which event clause (d) below shall apply, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.08(b).

               (c) If at any time after the date of this Agreement any Bank determines that the introduction of or any change (which introduction or change shall have occurred after the date of this Agreement) in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay, subject to the provisions of Section 12.18 (to the extent applicable), to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.08(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this
Section 1.08(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

               (d) In the event that any Base Rate Loan is outstanding at any time and the relevant circumstances described in Section 1.08(a)(i), (ii) and/or (iii), as the case may be, cease to be applicable, the respective Bank(s) or the Administrative Agent (as applicable) shall give prompt notice thereof to the Borrower and the Administrative Agent (as applicable) and (x) if a Borrowing of Eurodollar Loans is outstanding at such time (from one or more Banks which were not affected by such circumstances or as a result of the application of following clause (y)), then on the last day of the Interest Period then applicable thereto the Base Rate Loans of the respective affected Bank or Banks to which the circumstances described above have ceased to be applicable shall be converted back into (and thereafter shall form a part of) the respective Borrowing of Eurodollar Loans (until such time, if any, as Section 1.08(a) and (b) shall thereafter become applicable) and (y) if no Eurodollar Loans remain outstanding at such time, then on the third Business Day thereafter the Base Rate Loans of the respective Bank or Banks to which the circumstances described above shall cease to be applicable shall be converted into a Borrowing of Eurodollar Loans (with an Interest Period of three months beginning on said third Business Day).

               1.09 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans, but excluding loss of anticipated profits) which such Bank may sustain: (i) if any repayment (including any repayment made pursuant to Section 3.01 or as a result of an acceleration of the Loans pursuant to Section 8) occurs on a date which is not the last day of an Interest Period with respect thereto; (ii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (iii) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.08(b).

               1.10 Change of Applicable Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.08(a)(ii) or (iii), Section 1.08(c) or Section 3.03 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this
Section 1.10 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.08 and 3.03.

               1.11 Replacement of Banks. (x) Upon the occurrence of an event giving rise to the operation of Section 1.08(a)(ii) or (iii), Section 1.08(c) or Section 3.03 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (y) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 12.12(b), the Borrower shall have the right, if no Default under Section 8.01(1), (6) or (7) and no Event of Default then exists (or, in the case of preceding clause (y), no Default under Section 8.01(1), (6) or (7) and no Event of Default will exist immediately after giving effect to such replacement), to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees (collectively, the "Replacement Bank") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.11, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank and (ii) all obligations of the Borrower due and owing to the Replaced Bank at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and
(ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 12.15 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.08, 1.09, 3.03, 10.06 and 12.01), which shall survive as to such Replaced Bank. It is understood and agreed that replacements pursuant to this Section 1.11 shall be effected by means of assignments which otherwise meet the applicable requirements of Section 12.04(b).

               1.12 Conversions. On the Syndication Date, the entire outstanding principal amount of Loans made to the Borrower and then outstanding shall be automatically converted into a single Borrowing of Eurodollar Loans (with the first Interest Period applicable thereto to begin on the Syndication Date).

               SECTION 2.    Fees; Reductions of Commitment.

               2.01 Fees. (a) The Borrower shall pay to the Administrative Agent, for its own account, such fees as have been previously agreed to in writing by the Borrower and the Administrative Agent.

               (b) In addition to any other fees payable pursuant to this Agreement or any other agreement, if any Loans remain outstanding on either of the 12 or 30 month anniversaries of the Closing Date, then on each such date an additional cash fee shall be paid to each Bank (and retained by it for its own account) in an amount equal to 1.0% of the aggregate principal amount of the Loans of such Bank outstanding on the respective such date, and if any Loans remain outstanding on any of the 6, 9, 18 or 24 month anniversaries of the Closing Date, then additional cash fees shall be paid to each Bank on each such date in an amount equal to 1/2 of 1% of the aggregate principal amount of the Loans of such Bank outstanding on the respective such date (which fees shall be retained by each Bank for its own account).

               SECTION 3.    Prepayments; Payments; Taxes.

               3.01  Mandatory and Voluntary Payment; Mandatory and Voluntary
Reduction of Commitments.  (a)   The Total Commitment (and the Commitment of
each Bank) shall terminate in its entirety on July 30, 1997 unless the Closing Date has occurred on or before such date.

               (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.01, the Total Commitment (and the commitment of each Bank) shall terminate in its entirety on the Closing Date (after giving effect to the making of Loans on such date).

               (c) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Loans and the amount of such prepayment, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each partial prepayment shall be in an aggregate principal amount of at least $1,000,000; (iii) if any partial prepayment of then outstanding Loans shall reduce the aggregate principal amount of outstanding Loans to an amount less than $1,000,000, then all then outstanding Loans shall be required to be repaid in full at such time; (iv) prepayments of Eurodollar Loans made pursuant to this Section 3.01(c) on any date which is not the last day of an Interest Period applicable thereto shall be accompanied by the payment of all breakage and similar costs required to be paid as a result thereof pursuant to
Section 1.09; and (v) each prepayment in respect of any Loans shall be applied pro rata among the Banks (based on the respective outstanding principal amounts of their outstanding Loans).

               (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 3.01, on each date after the Closing Date upon which Communications receives any proceeds from any sale or issuance of its equity, an amount equal to 50% of the cash proceeds of the respective sale or issuance (net of all reasonable costs associated therewith, including, without limitation, all due diligence costs and expenses paid for, or reimbursed by, Communications, underwriting or similar fees discounts and commissions, attorneys' fees and expenses paid for, or reimbursed by, Communications and other direct costs associated therewith) shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Section 3.01(e).

               (e)  Each mandatory repayment of Loans required by this Section
3.01 shall be applied pro rata to the then outstanding principal amount of the Loans of the various Banks.

               (f) In addition to the repayments specified above, (i) Excess Proceeds Repayments shall be required to be made in accordance with, and to the extent required by, Section 7.04 and (ii) repayments following the occurrence of a Change of Control shall be required in accordance with the provisions of Section 7.06. All repayments pursuant to this clause (i) shall, except to the extent otherwise expressly provided in the second sentence of
Section 7.06, be applied in accordance with the provisions of Section 3.01(e).

               3.02 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 12:00 Noon (New York time) on such day) like funds relating to the payment of principal, interest or fees ratably to the Banks entitled thereto. Any payments under this Agreement which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

               3.03  Net Payments.  (a)  Except as provided in Section
3.03(e), any and all payments by the Borrower (or any other Credit Party on its behalf) hereunder, under the Loans or under the Guaranties to or for the benefit of any Bank or the Administrative Agent shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("Taxes"), excluding, (i) in the case of each such Bank or the Administrative Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes (that are imposed on or computed by reference to net income) imposed on it by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof, and (ii) in the case of each Bank, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits), and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). Except as provided in Section 3.03(e), if the Borrower or any Credit Party shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, under any Loan or under the Guaranties to or for the benefit of any Bank or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 3.03) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse any Bank, or the Administrative Agent, within thirty days of the date of the written request of such Bank or the Administrative Agent, as the case may be, for taxes imposed on or measured by the net income or profits of such Bank or the Administrative Agent pursuant to the laws of the jurisdiction in which the principal office or Applicable Lending Office of such Bank or the Administrative Agent is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Bank or the Administrative Agent is located and for any withholding of income or similar taxes imposed by the United States as such Bank or the Administrative Agent shall determine are payable by, or withheld from, such Bank or the Administrative Agent in respect of such amounts so paid to or on behalf of such Bank or the Administrative Agent pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank or the Administrative Agent pursuant to this sentence ("Second Tier Taxes"). The written request referred to in the preceding sentence shall certify and set forth in reasonable detail the calculation of the payment and specify the type of such Taxes. Any such certificate submitted in good faith to the Borrower shall, absent manifest error, be final, conclusive and binding on all parties; provided, however, that notwithstanding any of the foregoing with respect to the above-referenced calculations, none of the Banks or the Administrative Agent shall be obligated to provide any information with respect to its assets, income or operations other than assets, income or operations solely attributable to this Agreement, any Loan or any Guaranty.

               (b) In addition, the Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of any Bank (other than a Defaulting Bank) under any Credit Documents to any transferee pursuant to Section 1.11, or (iii) from the execution or delivery by the Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Administrative Agent or the Banks of their rights (subject to the provisions of Section 3.03(a), excluding transfers pursuant to Section 12.04) under, any and all Credit Documents (hereinafter referred to as "Other Taxes").

               (c) Except as provided in Section 3.03(e), the Borrower shall indemnify, to the extent not previously withheld and paid to the relevant taxation authority or other authority in accordance with applicable law, each Bank and the Administrative Agent for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, (ii) Other Taxes, and
(iii) any Second Tier Taxes (other than Covered Taxes imposed by any jurisdiction on amounts payable under this Section 3.03) paid by such Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within 30 days from the date such Bank or the Administrative Agent certifies and sets forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by the Bank or Administrative Agent in good faith to the Borrower shall, absent manifest error, be final, conclusive and binding on all parties; provided, however, that notwithstanding any of the foregoing with respect to the above-referenced calculations, none of the Banks or the Administrative Agent shall be obligated to provide any information with respect to its assets, income or operations other than assets, income or operations solely attributable to this Agreement, any Loan or any Guaranty.

               (d) Within 30 days after having received a receipt of Covered Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

               (e) Each Foreign Bank agrees to deliver to each of the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Foreign Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.11 or 12.04 (unless the respective Foreign Bank was already a Bank hereunder immediately prior to such assignment or transfer), on or prior to the date of such assignment or transfer to such Foreign Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Foreign Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under any and all Credit Documents or (ii) if the Foreign Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above with respect to any payments of interest, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.03(e) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Foreign Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under any and all Credit Documents. In addition, each Foreign Bank agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 3.03(e) Certificate, as the case may be, and such other forms and statements as may be required in order to confirm or establish the entitlement of such Foreign Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under any and all Credit Documents or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Foreign Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 3.03(e). Notwithstanding anything to the contrary contained in Section 3.03(a) and (c), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Foreign Bank for U.S. Federal income tax purposes to the extent that such Foreign Bank has not provided to the Borrower Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.03(a) and (c) hereof to indemnify or to gross-up payments to be made to a Foreign Bank in respect of income or similar taxes imposed by the United
States if (I) such Foreign Bank has not provided to the Borrower the forms or statements required to be provided to the Borrower pursuant to this Section 3.03(e) or (II) in the case of a payment, other than interest, to a Foreign Bank described in clause (ii) above, to the extent that such forms or statements do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.03 and except as set forth in Section 12.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank or the Administrative Agent in the manner set forth in Section 3.03(a) and (c) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

               (f) If any Taxes for which the Borrower would be required to make payment under this Section 3.03 are imposed, the Bank or the Administrative Agent, as the case may be, shall use its reasonable best efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different office) which would not in the sole opinion of such Bank or Administrative Agent be otherwise disadvantageous to such Bank or Administrative Agent, as the case may be.

               (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.03 shall survive the payment in full of the Obligations.

               (h)  If the Borrower pays any additional amount under this
Section 3.03 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its liabilities with respect to Taxes in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such refund, reduction or credit.

               (i) Notwithstanding any provision of this Agreement to the contrary, Section 3.03 is the only provision of this Agreement that requires the Borrower (or any Credit Party) to make any payment to a Bank, the Administrative Agent or any of their successors and assigns, by reason of any Tax imposed upon a Bank, the Administrative Agent or any of their successors and assigns.

               SECTION 4. Conditions Precedent. The obligation of each Bank to make Loans on the Closing Date, is subject to the satisfaction of the following conditions:

               4.01 Execution of Agreement; Notes. On or prior to the Closing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

               4.02 No Default; Representations and Warranties. On the Closing Date and after giving effect to the Loans made on such date, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

               4.03 Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received (i) from Shearman & Sterling, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Closing Date in the form set forth as Exhibit D-1 and (ii) from Timothy M. Davis, Esq., General Counsel to Communications and the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Closing Date in the form set forth as Exhibit D-2. Without limiting the foregoing, Shearman & Sterling's opinion as required pursuant to the immediately preceding sentence shall contain an unqualified opinion, in form satisfactory to the Administrative Agent, to the effect that all Loans and related Obligations constitute "Senior Indebtedness" under, and as defined in, the Senior Subordinated Notes Indenture.

               4.04 Corporate Documents; Proceedings; etc. (a) On the Closing Date, the Administrative Agent shall have received a certificate of each Credit Party, dated the Closing Date, signed by an Authorized Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

               (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

               4.05 Adverse Change, etc. (a) On or prior to the Closing Date, nothing shall have occurred (and neither the Administrative Agent nor the Banks shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a material adverse effect on the rights or remedies of the Administrative Agent or the Banks, or on the ability of any Credit Party to perform its obligations to the Administrative Agent and the Banks or which could reasonably be expected to have a Material Adverse Effect.

               (b) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the making of the Loans and the Transaction, the other transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Documents.

               4.06 Litigation. On the Closing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby, or which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a Material Adverse Effect.

               4.07 Subsidiaries Guaranty. On the Closing Date, each of the Wholly-Owned Restricted Subsidiaries of the Borrower, as well as any other Restricted Subsidiary of the Borrower which has guaranteed outstandings pursuant to the Existing Credit Agreement, shall have duly authorized, executed and delivered a Subsidiaries Guaranty in the form of Exhibit G (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

               4.08 Existing Pledge Agreement Amendment. On the Closing Date, the parties to the Existing Pledge Agreement shall have duly authorized, executed and delivered an amendment thereto in the form of Exhibit H-2 (the "Existing Pledge Agreement Amendment"), which amendment shall be in full force and effect. Without limiting the foregoing, the consent of the requisite lenders pursuant to the Existing Credit Agreement shall have been obtained to the amendment of the Existing Pledge Agreement as required above.

               4.09 Existing Security Agreement Amendment. On the Closing Date, the parties thereto shall have duly authorized, executed and delivered an amendment to the Existing Security Agreement in the form of Exhibit I-2
(the "Existing Security Agreement Amendment"), which amendment shall be in full force and effect. Without limiting the foregoing, the consent of the requisite lenders pursuant to the Existing Credit Agreement shall have been obtained to the amendment of the Existing Security Agreement as required above.

               4.10 Mortgage Amendments; etc. On or prior to the Closing Date, the Collateral Agent shall have received:

               (i) fully executed counterparts of amendments (the "Mortgage Amendments"), in form and substance satisfactory to the Administrative Agent and the Required Banks, to each of the Existing Mortgages, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title company insuring the Lien of the Existing Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien (subject to Permitted Encumbrances relating thereto) on the Existing Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors; and

               (ii) endorsements reasonably satisfactory to the Collateral Agent to each Existing Mortgage Policy assuring the Collateral Agent that each Existing Mortgage is a valid and enforceable first priority mortgage lien on the respective Existing Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances.

               4.11 Canadian Debenture and Pledge Agreement. On the Closing Date, the parties thereto shall have entered into amendments, in the form of Exhibits K-3 and K-4 hereto, respectively, to the Existing Canadian Debenture (the "Existing Canadian Debenture Amendment") and the Existing Canadian Pledge Agreement (the "Existing Canadian Pledge Agreement Amendment"), and shall have taken such actions in connection therewith (including making any required filings under the PPSA of the relevant jurisdictions or otherwise) as may be determined by the Collateral Agent to be necessary or desirable in connection therewith.

               4.12 Form of Collateral Assignments of Rights. On the Closing Date, the form of the Collateral Assignment of Rights pursuant to the Existing Credit Agreement shall be amended, so that all such Collateral Assignments of Rights executed and delivered after the Closing Date shall be in the form of Exhibit L hereto.

               4.13 Lockbox, Blocked Account and Concentration Account Agreements. On the Closing Date, all Lockbox Agreements, Blocked Account Agreements and Concentration Account Agreements previously entered into with respect to the Existing Credit Agreement (and which remain in effect on the Closing Date) shall be modified so that same are in the forms of Exhibits M-1, M-2 and M-3, respectively, hereto.

               4.14 Collateral Access Agreements. On the Closing Date, the Borrower shall have caused all Existing Credit Agreement Collateral Access Agreements to be replaced with Collateral Access Agreements in the form of Exhibit N hereto.

               4.15 Amendment to the Existing Credit Agreement. On or prior to the Closing Date, the Existing Credit Agreement shall have been amended pursuant to an amendment in form and substance satisfactory to the Administrative Agent and the Required Banks. Without limiting the foregoing, such amendment shall authorize the modifications to the Collateral Documents previously delivered pursuant to the Existing Credit Agreement, as required by preceding Section 4.08 through 4.14, inclusive.

               4.16 Solvency Certificate. On the Closing Date, there shall have been delivered to the Administrative Agent a solvency certificate in the form of Exhibit F from the chief financial officer of the Borrower and dated the Closing Date.

               4.17 Notice of Borrowing. Prior to the making of any Loan on the Closing Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.02(a).

               4.18 Fees, etc. On the Closing Date, the Borrower shall have paid to the Administrative Agent and each Bank all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent and such Bank to the extent then due.

               SECTION 5. Representations, Warranties and Agreements. To induce the Banks to enter into this Agreement and to make Loans provided for herein, each of Communications and the Borrower makes the following representations, warranties and agreements, as to itself and as to each of its Restricted Subsidiaries, with the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

               5.01 Corporate Status. Each Credit Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified except where the failure to be so qualified, when aggregated with all other such failures, would not reasonably be expected to have a Material Adverse Effect.

               5.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, (ii) federal securities or other laws or regulations or public policy insofar as they may restrict the enforceability of rights to indemnification and (iii) general principles of equity (regardless of whether enforcement is sought in equity or at law).

               5.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will, after giving effect to any waivers, conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Restricted Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject (including without limitation the Existing Credit Agreement and the Senior Subordinated Notes Indenture) or (iii) will violate any provision of the charter or By-Laws of Communications, the Borrower or any of the Borrower's Restricted Subsidiaries, except, in the case of clauses (i) and (ii) any immaterial contravention, conflict, inconsistency, breach or default (but not under the Existing Credit Agreement or the Senior Subordinated Notes Indenture) which is not reasonably likely to adversely affect any Bank or have a Material Adverse Effect.

               5.04 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened with respect to Communications, the Borrower or any of the Borrower's Restricted Subsidiaries that, after giving effect to expected insurance proceeds and indemnity payments, are reasonably likely to have a Material Adverse Effect.

               5.05 Use of Proceeds. (a) The proceeds of the Loans shall be utilized (i) to pay certain fees and expenses owing in relation to this Agreement and the extensions of credit hereunder and (ii) to repay outstanding Revolving Loans under, and as defined in, the Existing Credit Agreement.

               (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

               5.06 Governmental Approvals. Except as set forth on Schedule II hereto and except for the filing of the Mortgage Amendments and the filing of continuation statements as required under the Collateral Documents, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance by each Credit Party of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document as against each Credit Party thereto.

               5.07 Investment Company Act. None of Communications, the Borrower or any of the Borrower's Restricted Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               5.08 Public Utility Holding Company Act. None of Communications, the Borrower or any of the Borrower's Restricted Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               5.09 True and Complete Disclosure. As of the Closing Date, there is no fact known to any Credit Party (other than matters of general economic, political or social nature) which materially and adversely affects the business, property, assets, liabilities, financial condition or prospects of the Borrower and its Restricted Subsidiaries taken as a whole which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

               5.10 Financial Condition; Financial Statements. (a) On and as of the Closing Date on a pro forma basis after giving effect to the Transaction and all Indebtedness incurred, and to be incurred, and Liens created and to be created, by each Credit Party in connection with this Agreement, (w) the value of the assets the Borrower, and of the Borrower and its Restricted Subsidiaries on a consolidated basis, at a fair valuation, would exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower, and of the Borrower and its Restricted Subsidiaries on a consolidated basis, (x) the fair salable value of the property of the Borrower, and of the Borrower and its Restricted Subsidiaries on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of the Borrower, and of the Borrower and its Restricted Subsidiaries on a consolidated basis, on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (y) the Borrower, and the Borrower and its Restricted Subsidiaries on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (z) the Borrower, and the Borrower and its Restricted Subsidiaries on a consolidated basis, will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

               (b) Communications has furnished to the Banks the following financial statements, which have been prepared in accordance with GAAP consistently applied throughout the periods involved: (i) Communications' consolidated balance sheet as of, and consolidated statements of operations, shareholders' equity and cash flows for the fiscal years ended, March 31, 1996 and March 31, 1997, in each case, audited by the Auditors, and accompanied by an unqualified opinion thereof. After giving effect to the Transaction, since March 31, 1997, there has occurred no Material Adverse Effect, and nothing has occurred which is reasonably likely to result in a Material Adverse Effect.

               5.11 Locations of Offices, Records and Inventory. The address of the principal place of business and chief executive office of Communications and the Borrower as of the date hereof and as of the Closing Date is set forth on Schedule III. The books and records of the Borrower, and all of its chattel paper and records of Accounts, are maintained exclusively at the locations listed on Schedule III. As of the date hereof and as of the Closing Date, there is no jurisdiction in which the Borrower has any chattel paper, records of Account and Inventory (except for Inventory in transit) other than those jurisdictions identified on Schedule III. Schedule III also contains a complete list of the legal names and addresses of each facility or warehouse at which Inventory is stored as of the date hereof and as of the Closing Date. None of the receipts received by the Borrower from any warehouseman states that the goods covered thereby are to be delivered to bearer or to the order of a named person other than the Borrower or its Restricted Subsidiaries or to a named person and such named person's assigns.

               5.12  Fictitious Business Names.  Except as set forth in
Schedule IV, no Credit Party has used any corporate or fictitious name since August 1, 1990, other than the corporate name shown on its Governing Documents.

               5.13 Security Interests. On and after the Closing Date, each of the Collateral Documents create, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens, other than Liens Permitted by this Agreement and under the Collateral Documents. At all times on or after the Closing Date, the respective grantor under each Collateral Document shall have good and marketable title to all the Collateral subject thereto free and clear of all Liens other than Liens permitted under this Agreement. No filings or recordings are required in order to perfect the security interests created under any Collateral Document except for filings or recordings made as required in connection with any such Collateral Document.

               5.14 Tax Returns and Payments. Each of Communications, the Borrower and each of their respective Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all material returns and other material statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of Communications, the Borrower and/or any of their respective Subsidiaries.
Such returns accurately reflect all liability for material taxes of Communications, the Borrower and their respective Subsidiaries for the periods covered thereby. Each of Communications, the Borrower and their respective Subsidiaries has paid all material taxes payable by it other than taxes which are not yet due and payable, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as provided in Schedule V, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Communications or the Borrower, threatened by any authority regarding any taxes relating to Communications, the Borrower or any of their respective Subsidiaries. Except as provided in Schedule V, as of the Closing Date, none of Communications, the Borrower or any of their respective Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of material taxes of Communications, the Borrower or any of their respective Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Communications, the Borrower or any of their respective Subsidiaries not to be subject to the normally applicable statute of limitations. None of Communications, the Borrower or any of their respective Subsidiaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. None of Communications, the Borrower or any of their respective Subsidiaries has incurred, or will incur, any material tax liability with respect to the Transaction and the other transactions contemplated hereby.

               5.15 Compliance with ERISA. Except to the extent that all events and obligations described in the following clauses of this Section 5.15 and then in existence would not, in the aggregate, be reasonably likely to have a Material Adverse Effect; (i) each Plan (other than a Multiemployer
Plan) is in substantial compliance with ERISA and the Code; to the knowledge of Communications, the Borrower, any Subsidiary of Communications, or any ERISA Affiliate, each Multiemployer Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan (other than a Multiemployer Plan); no Multiemployer Plan is insolvent (as defined in Section 4245 of ERISA) or in reorganization (as defined in Section 4241 of ERISA); no Plan (other than a Multiemployer Plan) has an Unfunded Current Liability; no Plan (other than a Multiemployer Plan) has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code or
Section 302 of ERISA; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither Communications nor the Borrower nor any Subsidiary of Communications nor any ERISA Affiliate has incurred any liability which as of the date hereof has not been fully satisfied, to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971, 4975 or 4980 of the Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to Communications, the Borrower or any Subsidiary of Communications or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, there would be no liabilities of Communications, the Borrower, any Subsidiaries and any ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the Closing Date, which would result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of Communications or any Subsidiary of Communications or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Communications and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans the representations and warranties in this Section 5.15, other than any made with respect to liability under Section 4201 or 4204 of ERISA, are made to the knowledge of the Borrower.

               (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Communications, nor the Borrower nor any of their Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. No Foreign Pension Plan has any unfunded liabilities, either on a "going concern" or on a "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred or will occur and no condition exists or will exist with respect to any Foreign Pension Plan that has resulted or could reasonably be expected to result in any Foreign Pension Plan having its registration revoked or being wound up (in whole or in part) or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws.

               5.16 Subsidiaries. Schedule VI hereto lists each Subsidiary of the Borrower, and the direct and indirect ownership interest of the Borrower therein, in each case existing on the Closing Date. Communications is the record and beneficial owner of 100% of the capital stock of the Borrower. On the Closing Date, the only material asset of Communications is the capital stock of the Borrower owned by it, and on such date Communications owns no other capital stock of any other Person.

               5.17 Patents, etc. Communications and each of its Restricted Subsidiaries have obtained all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted except where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

               5.18 Compliance with Statutes, etc. (a) Each of Communications, the Borrower and the Borrower's Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as are not likely to, in the aggregate, have a Material Adverse Effect.

               (b) Except as set forth in the Offering Memorandum, each of Communications, the Borrower and the Borrower's Restricted Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is likely to have a Material Adverse Effect, and none of Communications, the Borrower or any of the Borrower's Restricted Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above.
All licenses, permits, registrations or approvals required for the business of Communications, the Borrower and each of the Borrower's Restricted Subsidiaries, as conducted as of the Closing Date, under any Environmental Law have been secured and each of Communications, the Borrower and the Borrower's Restricted Subsidiaries is in material compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not likely to have a Material Adverse Effect. None of Communications, the Borrower or any of the Borrower's Restricted Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which any of Communications, the Borrower or such Restricted Subsidiary is a party or which would affect the ability of Communications, the Borrower or such Restricted Subsidiary to operate its business or other Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would be reasonably likely to constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliances, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. Except as set forth in the Offering Memorandum delivered to the Administrative Agent, there are as of the Closing Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened, which
(a) question the validity, term or entitlement of Communications, the Borrower or any of the Borrower's Restricted Subsidiaries for any permit, license, order or registration required for the operation of any facility which Communications, the Borrower or any of the Borrower's Restricted Subsidiaries currently operates and (b) wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no facts, circumstances, conditions or occurrences on any Real Property of Communications, the Borrower or any of the Borrower's Restricted Subsidiaries or on any property adjoining or adjacent to any such Real Property, that are reasonably expected (i) to form the basis of an Environmental Claim against Communications, the Borrower any of the Borrower's Restricted Subsidiaries or any Real Property of Communications, the Borrower or any of the Borrower's Restricted Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not likely to have a Material Adverse Effect.

               (c) Except as set forth in the Offering Memorandum, Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, by Communications, the Borrower or any of the Borrower's Restricted Subsidiaries, any Real Property of Communications, the Borrower or any of the Borrower's Restricted Subsidiaries, except Hazardous Materials generated, used, treated or stored on, or transported to or from, any Real Property of Communications, the Borrower or any of the Borrower's Restricted Subsidiaries in the ordinary course of business and in compliance with Environmental Laws ("Permitted Materials") or (ii) released or disposed of (not including the sale of Inventory) on any such Real Property in violation of any Environmental Laws or in any quantity or amount which would require any clean-up, removal, treatment or remediation, in each case where such occurrence or event is likely to have a Material Adverse Effect.

               5.19 Properties. Communications and each of its Restricted Subsidiaries has good title to all material properties owned by it free and clear of all Liens, other than as permitted by this Agreement. Schedule VII contains a true and complete list of each Real Property owned, if any, and each Real Property leased by Communications, the Borrower or any of the Borrower's Restricted Subsidiaries on the Closing Date and the type of interest therein held by Communications, the Borrower or the respective such Restricted Subsidiary.

               5.20 Labor Relations; Collective Bargaining Agreements. (a) Set forth on Schedule VIII hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to the Borrower or any of its Restricted Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrower and/or any of its Restricted Subsidiaries on the Closing Date.

               (b) Neither the Borrower nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against Communications, the Borrower or any of the Borrower's Restricted Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the Closing Date against Communications, the Borrower or any of the Borrower's Restricted Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Communications, the Borrower or any of the Borrower's Restricted Subsidiaries or, to the best knowledge of the Borrower, threatened against Communications, the Borrower or any of the Borrower's Restricted Subsidiaries, except (with respect to any matter specified in clause (i) and (ii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

               5.21 Restrictions on Restricted Subsidiaries. Except for restrictions contained in the Credit Documents, the Existing Credit Agreement Documents, the Senior Subordinated Note Documents and in agreements with respect to the Existing Indebtedness, as of the Closing Date there are no contractual or consensual restrictions on the Borrower or any of its Wholly-Owned Restricted Subsidiaries which prohibit or otherwise restrict (i) the transfer of cash or other assets (x) between the Borrower and any of its Wholly-Owned Restricted Subsidiaries or (y) between any Restricted Subsidiaries of the Borrower or (ii) the ability of the Borrower or any of its Wholly-Owned Restricted Subsidiaries to grant security interests to the Banks in the Collateral.

               5.22 Material Contracts. Neither the Borrower nor any of its Restricted Subsidiaries is in breach of or in default under any Material Contract.

               5.23 Senior Indebtedness, etc. All Obligations pursuant to this Agreement constitute "Senior Indebtedness" under, and as defined in, and for all purposes of, the Senior Subordinated Notes Indenture. The Borrower and its Restricted Subsidiaries have not more than $1.0 million of outstanding Indebtedness under Section 4.03(b)(xiv) of the Senior Subordinated Notes Indenture (other than Indebtedness pursuant to this Agreement). $24.0 million of Indebtedness pursuant to this Agreement is permitted under Section 4.03(b)(xiv) of the Senior Subordinated Notes Indenture and $1.0 million of Indebtedness pursuant to this Agreement is permitted under Section 4.03(b)(i) of the Senior Subordinated Notes Indenture.

               5.24 Existing Collateral Documents. True and correct copies, as same are in effect on the Closing Date but before giving effect to the amendments thereto required pursuant to Section 4 hereof, of each of (i) the Existing Pledge Agreement is set forth as Exhibit H-1, (ii) the Existing Security Agreement is set forth as Exhibit I-1, (iii) the Existing Canadian Debenture is set forth as Exhibit K-1 and (iv) the Existing Canadian Pledge Agreement is set forth as Exhibit K-2.

               SECTION 6. Affirmative Covenants. Communications and the Borrower hereby covenant and agree that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Total Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees, Expenses and all other Obligations (other than any indemnities described in Section 12.01 hereof which are not then due and payable) incurred hereunder, are paid in full:

               6.01 Financial Information. Communications and the Borrower shall furnish to, or cause to be furnished to, the Banks the following information within the following time periods:

               (a) as soon as available and in any event within 90 days after the end of each fiscal year of Communications or the Borrower, as the case may be, (i) audited Financial Statements as of the close of the fiscal year and for the fiscal year, together with a comparison to the Financial Statements for the prior year, in each case accompanied by (A) report thereon of the Auditors unqualified as to scope, which report shall state that such consolidated financial statements fairly present the consolidated financial position of Communications or the Borrower, as the case may be, and each of its consolidated Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by the Auditors has been made in accordance with generally accepted auditing standards and (B) a written statement signed by the Auditors stating that in the course of the regular audit of the business of Communications and the Borrower, which audit was conducted by the Auditors in accordance with generally accepted auditing standards, the Auditors have not obtained any knowledge of the existence of any Default or Event of Default under any provision of Sections 7.01 and
         7.02 of this Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default or Event of Default and the nature thereof, it being understood that such Auditors shall not be required hereunder to perform any special audit procedures and shall have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default and (ii) a compliance certificate substantially in the form of Exhibit O along with a schedule in form reasonably satisfactory to the Administrative Agent of the calculations used in determining, as of the end of such fiscal year, whether the Borrower was in compliance with the covenants set forth in Section 7 of this Agreement for such year. To the extent that Communications' or the Borrower's, as the case may be, annual report on Form 10-K contains any of the foregoing items, the Banks will accept such Form 10-K in lieu of such items required to be furnished by Communications or the Borrower, as the case may be;

               (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of Communications or the Borrower, as the case may be, (except the last fiscal quarter of any fiscal year),
         (i) Financial Statements as at the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly certified (subject to the addition of footnotes and audit and normal year-end adjustments) by the chief executive officer, chief financial officer or vice president - corporate controller of Communications or the Borrower, as the case may be, as having been prepared substantially in accordance with GAAP and (ii) a compliance certificate substantially in the form of Exhibit O along with a schedule in form reasonably satisfactory to the Administrative Agent of the calculations used in determining, as of the end of such fiscal quarter, whether the Borrower was in compliance with the covenants set forth in Section 7 of this Agreement for such quarter. To the extent that Communications' or the Borrower's, as the case may be, quarterly report on Form 10-Q contains any of the foregoing items, the Banks will accept such Form 10-Q in lieu of such items required to be furnished by Communications or the Borrower, as the case may be;

               (c) promptly and in any event within five Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail; and

               (d) promptly upon the earlier of the mailing or filing thereof, copies of all 10-Ks, 10-Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by the either of the Borrower or Communications to holders of its publicly traded securities, to the holders of its Senior Subordinated Notes or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

               6.02 Corporate Franchises. Communications will, and will cause each of its Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority to do business, provided that any transaction permitted by Section 7 will not constitute a breach of this Section 6.02 and provided further that Communications shall not be required to preserve, with respect to itself, any material right or authority to do business and with respect to any of its Restricted Subsidiaries, any such existence, material right or authority to do business if Communications shall reasonably determine that such preservation is no longer desirable in the ordinary course of business, and the loss thereof shall not be reasonably likely to have a Material Adverse Effect.

               6.03 Compliance with Statutes, etc. Communications and the Borrower will, and will cause each of their respective Restricted Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws) other than those the non-compliance with which (individually or in the aggregate) would not have a Material Adverse Effect. Neither Communications nor any of its Restricted Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any of its Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for quantities used or stored at such Real Properties in material compliance with all applicable Environmental Laws and required in connection with the normal operation, use and maintenance of such Real Property or the operation of the business of the Borrower and its Restricted Subsidiaries. If required to do so under any applicable Environmental Law, the Borrower agrees to undertake, and agrees to cause each of its Restricted Subsidiaries to undertake, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property in accordance with the requirements of all such applicable Environmental Laws and in accordance with orders and directives of all governmental authorities; provided that neither Communications nor any of its Restricted Subsidiaries shall be required to take any such action where same is being contested by appropriate legal proceedings in good faith by Communications or such Restricted Subsidiary.

               6.04 ERISA. As soon as possible and, in any event, within fifteen (15) days after Communications, the Borrower or any of the Borrower's Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events relating to a Plan, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, that Communications, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required to be given to or filed with or by Communications, the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (other than with respect to a Plan which is a Multiemployer Plan) which could reasonably be expected to result in material liability of Communications, the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate; that, with respect to a Plan, an accumulated funding deficiency has been incurred or an application will be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 302 of ERISA with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan by Communications, the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate has not been timely made; that a Plan has been or is reasonably expected to be terminated; that a Plan that is a Multiemployer Plan has been or is reasonably expected to be reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan, which is not a Multiemployer Plan, has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution of Communications, the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate to a Plan; or that Communications, the Borrower, any Subsidiary or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA; or that Communications, the Borrower or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) as a result of the adoption or amendment of any such plan. Upon the request of the Administrative Agent, Communications will deliver to each of the Banks a complete copy of the annual report (Form
5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any material notices received by Communications, the Borrower, any Subsidiary of Communications or the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 15 Business Days after the date such notice has been received by Communications, the Borrower or such Subsidiary or the ERISA Affiliate, as applicable.

               6.05 Good Repair. The Borrower will, and will cause each of its Restricted Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, provided that violations of the foregoing provisions of this Section
6.05 shall not constitute a breach of this covenant unless such violations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               6.06 Additional Security; Further Assurances; etc. (a) If at any time Communications, the Borrower or any of their respective Restricted Subsidiaries grant a security interest in any of their assets or properties to support extensions of credit pursuant to the Existing Credit Agreement (as same is in effect from time to time), then Communications and the Borrower will, or will cause the respective Restricted Subsidiary to, provide for the granting of a security interest in such assets or properties to secure the Obligations pursuant to this Agreement, on substantially the same basis as is provided in the Collateral Documents as in effect on the Closing Date (after giving effect to the amendments required pursuant to Section 4). All such security interests shall be granted pursuant to documentation (the "Additional Security Documents") in a form which secures the Obligations under this Agreement on a second-priority basis in accordance with the provisions of
Section 11 hereof.

               (b) Communications and the Borrower shall, and shall cause each of their respective Restricted Subsidiaries to, defend the Collateral against all claims and demands of all Persons (other than the Secured Creditors) at any time claiming the same or any interest therein. Communications and the Borrower shall, and shall cause their respective Restricted Subsidiaries to, comply with the requirements of all state and federal laws in order to grant to the Secured Creditors valid and perfected first priority security interests in the Collateral, subject only to Liens permitted by this Agreement and the priorities contained in Section 11 hereof and in the Security Documents. The Collateral Agent is hereby authorized by Communications and the Borrower to file any UCC financing statements covering the Collateral whether or not the signature of Communications or the Borrower appears thereon. Communications and the Borrower shall do whatever the Collateral Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Credit Documents, including without limitation, filing notices of liens, UCC financing statements and amendments, renewals and continuations thereof; cooperating with the Collateral Agent's representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgagees (provided that Communications or the Borrower, as the case may be, shall not be required to pay any consideration (other than de minimis amounts) or incur any material obligation or relinquish any material right in connection with any such waiver); and, paying claims which might, if unpaid, become a Lien on the Collateral other than a Permitted Lien. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 6.08 has been complied with.

               (c) Each of Communications and the Borrower agrees that each action required by this Section 6.06 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Collateral Agent.

               6.07 Insurance. Schedule IX hereto sets forth a true and complete listing of all insurance maintained by the Borrower and each of its Restricted Subsidiaries as of the Closing Date. The Borrower agrees to maintain, and to cause each of its Restricted Subsidiaries to maintain, public liability insurance, third party property damage insurance and replacement value (or such higher coverage as the Borrower may obtain) insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, covering such risks and with such deductibles or self-insured retentions as are in accordance with normal industry practice for similarly situated businesses.

               6.08 Taxes. Communications and the Borrower will, and will cause each of their respective Subsidiaries to, pay and discharge all material income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, or payable by it pursuant to the Tax Sharing Agreements, prior to the date on which penalties or interest attach thereto; provided, that neither Communications nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge or levy which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Person) with respect thereto in accordance with GAAP. In no event shall the Borrower and its Subsidiaries make payments with respect to Federal income taxes computed on a consolidated, combined or unitary basis which exceed the relevant amounts required to be paid by them pursuant to the Tax Sharing Agreement as furnished to the Administrative Agent prior to the Closing Date.

               6.09 Corporate Separateness. Communications shall take, and shall cause each of its Restricted Subsidiaries and Unrestricted Subsidiaries to take, all actions as are necessary to keep the operations of Communications, the Borrower and the Borrower's Restricted Subsidiaries separate and apart from those of any Unrestricted Subsidiaries, including, without limitation, ensuring that all customary formalities regarding their respective corporate existence, including holding regular board of directors' and shareholders' meetings and maintenance of corporate offices and records, are followed. None of Communications, the Borrower nor any of the Borrower's Restricted Subsidiaries shall make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary. All financial statements provided to creditors shall clearly evidence the corporate separateness of Communications, the Borrower and the Borrower's Restricted Subsidiaries from any Unrestricted Subsidiaries, and Communications, the Borrower and the Borrower's Restricted Subsidiaries shall maintain their own respective payroll (if any) and separate books of account and bank accounts from Unrestricted Subsidiaries. Each Unrestricted Subsidiary shall pay its respective liabilities, including all administrative expenses, from its own separate assets, and assets of Communications, the Borrower and the Borrower's Restricted Subsidiaries shall at all times be separately identified and segregated from the assets of Unrestricted Subsidiaries. Finally, none of Communications, the Borrower nor any of the Borrower's Restricted Subsidiaries nor any Unrestricted Subsidiaries shall take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of any Unrestricted Subsidiary being ignored, or in the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of Communications, the Borrower or any of the Borrower's Restricted Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

               6.10 New Wholly-Owned Restricted Subsidiaries; Additional Subsidiary Guarantors. To the extent (x) the Borrower creates or acquires any Wholly-Owned Restricted Subsidiary after the Effective Date in accordance with the other provisions of this Agreement or (y) any Restricted Subsidiary of Communications or the Borrower directly or indirectly guarantees any extensions of credit pursuant to the Existing Credit Agreement, then in either such case, each such Restricted Subsidiary shall be required to become a party to the Subsidiaries Guaranty by executing a counterpart thereof or enter into an amendment thereto satisfactory to the Administrative Agent and, if requested by the Administrative Agent or the Required Banks, shall be required to enter into the Collateral Documents entered into by the entities which were Subsidiary Guarantors on the Closing Date, in each case by entering into counterparts thereof or amendments thereto, in form and substance reasonably satisfactory to the extent requested by the Administrative Agent and the Collateral Agent. In connection with the foregoing to the extent requested by the Administrative Agent or the Collateral Agent, the Company shall be required to cause to be delivered such relevant documentation (including opinions of counsel) of the type described in Section 4 as the respective Restricted Subsidiary would have had delivered if it were a Credit Party on the Closing Date.

               SECTION 7. Negative Covenants. Communications and the Borrower hereby covenant and agree that, as of the Closing Date, and thereafter, for so long as this Agreement is in effect and until the Total Commitments have terminated, no notes are outstanding and the Loans, together with interest, Fees, Expenses and all other Obligations (other than any indemnities described in Section 12.01 hereof which are not then due and payable) incurred hereunder are paid in full:

               7.01 Limitation on Indebtedness. (a) Communications and the Borrower shall not, and shall not permit any of their Restricted Subsidiaries to, Incur any Indebtedness.

               (b) Notwithstanding Section 7.01(a), the Borrower and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:

               (i) Indebtedness of the Borrower Incurred pursuant to the Existing Credit Agreement (including related Guarantees and security agreements; provided that such security agreements shall only be permitted if all Obligations pursuant to this Agreement are secured thereby on substantially the same basis provided in the Collateral Documents as in effect on the Closing Date after giving effect to the amendments required pursuant to Section 4) in an aggregate principal amount outstanding at any time not to exceed the greater of (x) the sum of (i) 90% of the consolidated book value of the accounts receivable of the Borrower and its Restricted Subsidiaries and (ii) 60% of the consolidated book value of the inventory of the Borrower and its Restricted Subsidiaries, in each case as determined at the time of the respective Incurrence in accordance with GAAP and (y) $75,000,000, in each case less the sum of (x) any amount of Indebtedness outstanding pursuant to this Section 7.01(b)(i) permanently repaid as described in Section 7.04 hereof and (y) the amount of any Indebtedness (other than pursuant to this Agreement) outstanding on the Closing Date pursuant to Section 4.03(b)(xiv) of the Senior Subordinated Notes Indenture, to the extent the Indebtedness described in this clause (y) remains outstanding on the date of any determination pursuant to this clause (i);

              (ii) Indebtedness of the Borrower (and any Guarantee or Liens with respect thereto; provided that such Liens shall only be permitted if all Obligations pursuant to this Agreement are secured thereby on substantially the same basis provided in the Collateral Documents as in effect on the Closing Date after giving effect to the amendments required pursuant to Section 4) originally Incurred pursuant to the term loan provisions of the Existing Credit Agreement in an aggregate principal amount outstanding at any time not to exceed (A) $44,800,000 less (B) the aggregate sum of all principal payments actually made from time to time after the Closing Date under the Existing Credit Agreement and any amount of Indebtedness outstanding pursuant to this Section 7.01(b)(ii) permanently repaid as described in Section 7.04 hereof;

             (iii) Indebtedness owed to and held by the Borrower or a Wholly-Owned Restricted Subsidiary of the Borrower; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly-Owned Restricted Subsidiary of the Borrower ceasing to be a Wholly-Owned Restricted Subsidiary of the Borrower or any subsequent transfer of such Indebtedness (other than to the Borrower or another Wholly-Owned Restricted Subsidiary of the Borrower) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness;

              (iv) the Senior Subordinated Notes may remain outstanding in an aggregate principal amount not to exceed $185,000,000;

               (v) Indebtedness outstanding on the Closing Date after giving effect to the Transaction (other than Indebtedness outstanding pursuant to the Existing Credit Agreement or otherwise described in clause (i), (ii), (iii) or (iv) above);

              (vi) Guarantees by the Borrower or a Subsidiary Guarantor of Indebtedness of a Subsidiary Guarantor otherwise permitted to be Incurred by the Subsidiary Guarantor (other than Indebtedness permitted by clause (x) below) or Guarantees by a Subsidiary Guarantor of Senior Indebtedness of the Borrower permitted to be Incurred by the Borrower under this Indenture;

             (vii) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to clause (iv) or (v) above (excluding Indebtedness outstanding on the Closing Date pursuant to Section 4.03(b)(xiv) of the Senior Subordinated Notes Indenture) or clause (ix) and (x) below; provided, however, that Refinancing Indebtedness the proceeds of which are used to Refinance the Senior Subordinated Notes or any other Indebtedness that is subordinated in right of payment to Obligations pursuant to this Agreement shall only be permitted under this clause (vii) if such Refinancing Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Refinancing Indebtedness is Incurred or is outstanding, is expressly made subordinate in right of payment to the Obligations pursuant to this Agreement at least to the extent that the Indebtedness to be Refinanced is subordinated to such Obligations; provided further, however, that Refinancing Indebtedness the proceeds of which are used to Refinance Indebtedness Incurred pursuant to clause (x) below shall only be permitted under this clause (vii) if such Refinancing Indebtedness is Incurred by the Borrower or the Restricted Subsidiary that originally Incurred the Indebtedness pursuant to clause (x) below;

              (viii) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business or (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Borrower or any Restricted Subsidiary in connection with such disposition;

                (ix) Indebtedness, in an aggregate principal amount outstanding at any time not to exceed $2.0 million, Incurred by the Borrower in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Borrower, any of its Restricted Subsidiaries or Communications, options on any such shares or related stock appreciation rights or similar securities (including phantom equity rights) held by employees, former employees, directors or former directors of Communications, the Borrower or its Restricted Subsidiaries (or their estates or beneficiaries under their estates), upon death, disability, retirement, termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued; provided, however, that (A) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, is expressly made subordinate in right of payment to all Obligations under this Agreement and (B) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, provides that no payments of principal of such Indebtedness, including by way of sinking fund, mandatory redemption or otherwise (including defeasance), may be made by the Borrower at any time while any of the Loans are outstanding;

                (x) Indebtedness of any Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower), so long as the aggregate principal amount of all Indebtedness Incurred in any fiscal year pursuant to clauses (x),
         (xi), (xii) and (xiii) of this Section 7.01 does not exceed
         $25,000,000;

               (xi) Capital Lease Obligations, so long as the aggregate principal amount of all Indebtedness Incurred in any fiscal year pursuant to clauses (x), (xi), (xii) and (xiii) of this Section 7.01 does not exceed $25,000,000;

              (xii) Indebtedness constituting purchase money obligations for property acquired in the ordinary course of business or other similar financing transactions, so long as the aggregate principal amount of all Indebtedness Incurred in any fiscal year pursuant to clauses (x),
         (xi), (xii) and (xiii) of this Section 7.01 does not exceed
         $25,000,000;

             (xiii) Indebtedness Incurred to finance Capital Expenditures or the acquisition of Additional Assets in any fiscal year in an aggregate principal amount not to exceed 6% of the Borrower's consolidated net sales for the immediately preceding fiscal year and Refinancing Indebtedness in respect thereof, so long as the aggregate principal amount of all Indebtedness Incurred in any fiscal year pursuant to clauses (x), (xi), (xii) and (xiii) of this Section 7.01 does not exceed $25,000,000; and

               (xiv) Indebtedness Incurred pursuant to this Agreement.

               (c)   The Borrower shall not Incur any Indebtedness pursuant to
Section 7.01(b) if such Indebtedness is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is expressly subordinated (at least to the same extent) in right of payment to all Obligations pursuant to this Agreement. In addition, the Borrower shall not Incur any Secured Indebtedness pursuant to Sections 7.01 (b)(i) and (ii) unless contemporaneously therewith effective provision is made to secure the Obligations pursuant to this Agreement equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien; provided that, to the extent Indebtedness pursuant to the Existing Credit Agreement or any obligations pursuant to Interest Rate Agreements (as defined in the Collateral Documents) are secured by Liens, the Obligations pursuant to this Agreement shall be secured on the basis provided in Section 11 hereof and in accordance with the priorities (as to Collateral) established pursuant to the amendments to the Collateral Documents entered into in accordance with the requirements of Section 4.

               (d) On and after the Closing Date, the Borrower and its Restricted Subsidiaries shall not Incur any Indebtedness under Section 4.03(b)(xiv) of the Senior Subordinated Notes Indenture (other than (x) Indebtedness Incurred pursuant to this Agreement and (y) at any time after the repayment of Loans hereunder, such other Indebtedness in an aggregate principal amount not to exceed at any time outstanding the aggregate principal amount of all such repayments made since the Closing Date).

               7.02 Limitation on Restricted Payments. (a) Communications and the Borrower shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, to make any Restricted Payment.

            (b)  The provisions of Section 7.02(a) shall not prohibit:

               (i) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, indebtedness of the Borrower which is permitted to be Incurred pursuant to Section 7.01(b)(vii);

              (ii) the repurchase (or dividends to Communications for the repurchase) of shares of, or options to purchase shares of, Capital Stock of the Borrower or any of its Restricted Subsidiaries or of Communications from employees, former employees, directors or former directors of Communications, the Borrower or any of its Restricted Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such persons purchase or sell, or are granted the option to purchase or sell, shares of such stock; provided, however, that the aggregate amount of all such repurchases or dividends after the Closing Date shall not exceed $2.0 million;

             (iii) any payments pursuant to any tax-sharing agreement between the Borrower and any other Person with which the Borrower is required or permitted to file a consolidated tax return or with which the Borrower is or could be part of a consolidated group for tax purposes;

              (iv) payments to Communications necessary for Communications to pay corporate overhead expenses, not to exceed $250,000 in any fiscal year;

               (v) payments to Communications sufficient to permit Communications to pay for the registration of its securities with the SEC (including all reasonable professional fees and expenses); and

              (vi) Investments in Unrestricted Subsidiaries made in exchange for Capital Stock (other than Disqualified Stock) of Communications.

               7.03 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower (a) to pay dividends or make any other distributions on its Capital Stock owned by, or pay any Indebtedness owed to, the Borrower, (b) to make any loans or advances to the Borrower or
(c) transfer any of its property or assets to the Borrower, except:

               (i) any encumbrance or restriction pursuant to the Existing Credit Agreement or any other agreement in effect at or entered into on the date of this Agreement and any extensions, refinancings, renewals or replacements of any such agreement; provided, however, that the encumbrances and restrictions in any such extension, refinancing, renewal or replacement are no less favorable in any material respect to the Banks than those encumbrances or restrictions being extended, refinanced, renewed or replaced;

              (ii) any encumbrance or restriction with respect to a Restricted Subsidiary of the Borrower pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of, or was acquired by, the Borrower) and outstanding on such date;

             (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (ii) above or contained in any amendment to an agreement referred to in clause (ii) above; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable in any material respect to the Banks than encumbrances and restrictions with respect to such Restricted Subsidiary contained in the agreements referred to in clause (ii) above;

              (iv) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

               (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary of the Borrower to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

              (vi) any restriction with respect to a Restricted Subsidiary of the Borrower imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

             (vii) encumbrances and restrictions contained in any Indebtedness or any agreement relating to any Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower permitted pursuant to Section 7.01; provided, however, that either (A) such encumbrances and restrictions are no more restrictive than the encumbrances and restrictions imposed by the Existing Credit Agreement or (B) each Restricted Subsidiary subject to any such encumbrances or restrictions after the Closing Date shall Guarantee the Loans on a senior basis; pursuant to the Subsidiaries Guaranty; and

             (viii) any encumbrance or restriction existing under or by reason of applicable law.

               Nothing contained in this Section 7.03 shall prevent the Borrower or any Restricted Subsidiary of the Borrower from restricting the sale or other disposition of property or assets of the Borrower or any Restricted Subsidiary of the Borrower that secure Indebtedness of the Borrower or any of its Restricted Subsidiaries.

               7.04 Limitation on Sales of Assets and Subsidiary Stock. (a) In addition to any mandatory repayments required pursuant to Section 3.01, in the event and to the extent that the Net Available Cash received by the Borrower or any of its Restricted Subsidiaries from one or more Asset Dispositions occurring on or after the Issue Date in any period of 12 consecutive months ended after the Closing Date exceeds 10% of Adjusted Consolidated Assets as of the beginning of such 12-month period, then the Borrower shall (i) within 12 months after the date such Net Available Cash so received exceeds such 10% of Adjusted Consolidated Assets and to the extent the Borrower elects (or is required by the terms of any Indebtedness) (A) apply an amount equal to or less than such excess Net Available Cash to permanently repay (and in the case of any repayment of revolving loans or similar obligations, to permanently reduce the correlating commitments) Senior Indebtedness of the Borrower or (B) invest an amount, equal to or less than the difference between such excess Net Available Cash and the amount so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Additional Assets and (ii) apply an amount equal to the difference between such excess Net Available Cash and the amount applied pursuant to clause (i) as provided in the following paragraphs of this Section 7.06. The amount of such excess Net Available Cash required to be applied pursuant to clause (ii) of the preceding sentence shall constitute "Excess Proceeds."

               (b) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds totals at least $5 million, the Borrower must, not later than the fifteenth Business Day of such month, apply an amount equal to such Excess Proceeds to prepay principal of outstanding Loans (the "Excess Proceeds Repayment"). Each repayment pursuant to the preceding sentence shall be accompanied by the payment of all accrued but unpaid interest on the principal amount of Loans so repaid.

               7.05 Limitation on Affiliate Transactions. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Borrower or such Restricted Subsidiary (or, in the case of an Affiliate Transaction between the Borrower and a Restricted Subsidiary, are no less favorable to the Borrower or are, in the good faith determination of the Board of Directors, in the best interests of the Borrower) than those which could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (2) if such Affiliate Transaction involves an amount in excess of $2.5 million, the terms thereof are set forth in writing and either (A) have been approved by a majority of the disinterested members of the Board of Directors or (B) for which the Borrower or such Restricted Subsidiary delivers to the Administrative Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view.

               (b) The provisions of Section 7.05(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 7.02, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Borrower pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Borrower or its Restricted Subsidiaries; (v) the payment of reasonable fees to directors of the Borrower and its Restricted Subsidiaries who are not employees of the Borrower or its Restricted Subsidiaries; (vi) any payments or other transactions pursuant to any tax-sharing agreement between the Borrower and any other Person with which the Borrower is required or permitted to file a consolidated tax return or with which the Borrower is or could be part of a consolidated group for tax purposes; (vii) any Affiliate Transaction between the Borrower and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries; (viii) the Transaction; (ix) any employment or other agreement providing for compensation between the Borrower or any of its Restricted Subsidiaries and James T. Sullivan or Stephen M. Dyott that is approved, in good faith, by the Board of Directors; (x) the payment of fees to Morgan Stanley & Co. Incorporated or its Affiliates for financial, advisory, consulting or investment banking services that the Board of Directors of the Borrower deems to be advisable or appropriate for the Borrower or any Restricted Subsidiary to obtain (and including the payment to Morgan Stanley & Co. Incorporated or its Affiliates of any underwriting discounts or commissions or placement agency fees in connection with the issuance and sale of any securities by the Borrower or any Restricted Subsidiary of the Borrower), so long as the amount of such fees is no greater than the amount of fees which would be payable for such services in arm's-length dealings with a Person who is not an Affiliate; or (xi) sales of Capital Stock of Communications or the Borrower to Morgan Stanley & Co. Incorporated or its Affiliates.

               7.06 Change of Control. On the 15th day following the occurrence of any Change of Control, the Borrower shall repay in full 100% of the outstanding principal amount of all Loans, together with all accrued and unpaid interest thereon to the date of such repayment. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the Borrower shall not be required to repay the outstanding Loans of any Bank which agrees in writing, prior to the 15th day following the occurrence of the respective Change of Control, that such Bank waives its right to receive such repayment. It is understood and agreed that no Bank shall be obligated to grant any such waiver under any circumstances, and the granting thereof shall be in the sole discretion of the respective Bank.

               7.07 Limitation on the Issuance of Preferred Stock of Restricted Subsidiaries. The Borrower shall not sell or otherwise dispose of any shares of Preferred Stock of any Restricted Subsidiary of the Borrower, and shall not permit any Restricted Subsidiary of the Borrower, directly or indirectly, to issue, sell or otherwise dispose of any shares of its Preferred Stock, except, in each case, (i) to the Borrower or a Wholly-Owned Restricted Subsidiary of the Borrower or (ii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary of the Borrower (and none of Communications, the Borrower nor any of their respective Subsidiaries shall retain any equity interest therein).

               7.08 When Communications or Borrower May Merge or Transfer Assets. After the Closing Date, neither Communications nor the Borrower shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person.

               7.09 Ownership of Restricted Subsidiaries. Communications will not at any time directly own equity interests in any Subsidiary other than the Borrower.

               7.09 Further Instruments and Acts. Upon request of the Administrative Agent, Communications and the Borrower will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement and the other Credit Documents.

               SECTION 8. Events of Default. An "Event of Default" occurs if:

               8.01  Events of Default Defined.

               (1) the Borrower defaults in any payment of interest on any Loan, or any other amount (other than principal of Loans owing pursuant to this Agreement or any other Credit Document, when the same becomes due and payable, and such default continues for a period of 30 days;

               (2) the Borrower defaults in the payment of the principal of any Loan or Note when the same becomes due and payable at its Stated Maturity, as a result of any mandatory repayment under Section 3.01,
         7.04 or 7.06, upon declaration or otherwise;

               (3)   the Borrower fails to comply with Section 7.08;

               (4) the Borrower fails to comply with Section 7.01, 7.02, 7.03, 7.05, 7.06 and 7.07 and such failure continues for 30 days after the notice specified below;

               (5) Communications or the Borrower fails to comply with any of its agreements in this Agreement or any other Credit Document (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 45 days after the notice specified below;

               (6) Indebtedness of Communications, the Borrower or any Significant Subsidiary is not paid within any applicable grace period after final maturity thereof or becomes, or is declared by the holders thereof to be, immediately and unconditionally due and payable because of a default, the total amount of such Indebtedness unpaid or becoming or declared to be due and payable exceeds $10,000,000 or its foreign currency equivalent and such failure continues (or such payment shall not have been waived or extended or such Indebtedness shall continue to be due and payable) for 30 days after the notice specified below;

               (7) Communications, the Borrower or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                     (A)   commences a voluntary case;

                     (B) consents to the entry of an order for relief against it in an involuntary case;

                     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                     (D) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against Communications, the Borrower or any Significant Subsidiary in an involuntary case;

                     (B) appoints a Custodian of Communications, the Borrower or any Significant Subsidiary or for any substantial part of its property; or

                     (C) orders the winding up or liquidation of Communications, the Borrower or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (9) any judgment or decree for the payment of money in excess of $10,000,000 (provided that the amount of such money judgment or decree shall be calculated net of any insurance coverage that the Borrower has determined in good faith is available in whole or in part with respect to such money judgment or decree) is entered against Communications, the Borrower or any Significant Subsidiary and is not discharged and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in each case, such default continues for 10 days after the notice specified below;

           (10) any Collateral Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent on behalf of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Collateral Document and such failure shall continue for 30 days after the notice specified below; or

           (11) any Guaranty or provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty.

               The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

               A Default under clause (4), (5), (6), (9) or (10) of this
Section is not an Event of Default until the Administrative Agent or Banks holding at least 25% in principal amount of the outstanding Loans notify the Borrower of the Default and the Borrower does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

               The Borrower shall deliver to the Administrative Agent, within 5 Business Days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6), (9) or (10) of this Section, its status and what action the Borrower is taking or proposes to take with respect thereto.

               8.02  Acceleration.  If an Event of Default (other than an
Event of Default specified in Section 8.01(7) or (8) with respect to the Borrower) occurs and is continuing, the Administrative Agent shall, upon the written request of the holders of at least a majority of the outstanding principal amount of Loans, by written notice to the Borrower, declare the principal amount of and accrued interest on all the Loans as of the date of such declaration to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 8.01(7) or (8) with respect to the Borrower occurs, the principal of and interest on all the Loans shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Administrative Agent or any Bank. The holders of a majority in principal amount of the outstanding Loans by notice to the Administrative
Agent may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

               8.03 Other Remedies. If an Event of Default occurs and is continuing, the Administrative Agent and the Banks may, subject to the provisions of Section 11, pursue any available remedy to collect the payment of principal of or interest on the Loans or to enforce the performance of any provision of the Notes, this Agreement or any other Credit Document.

               The Administrative Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Administrative Agent or any Bank in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

               SECTION 9.    Definitions.

               9.01 General Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

               "Accounts" of any Person shall mean all of such Person's rights to payment for goods sold or leased or services performed by such Person, whether presently existing or hereafter arising, including, without limitation, rights evidenced by accounts, instruments, notes, drafts, documents, chattel paper, and all other forms of obligations owing to such Person arising out of the sale of goods or the rendition of services by such Person, whether or not earned by performance, and any and all credit insurance, letters of credit, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by such Person, and such Person's books and records (except minute books) relating to any of the foregoing.

               "Additional Security Documents" shall have the meaning provided in Section 6.06(a).

               "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Borrower; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

               "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve
System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

               "Adjusted Consolidated Assets" means at any time the total amount of assets of the Borrower and its consolidated Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all current liabilities of the Borrower and its consolidated Restricted Subsidiaries (excluding intercompany items), all as set forth on the consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as of the end of the most recent fiscal quarter ended at least 45 days prior to the date of determination.

               "Administrative Agent" shall mean Bankers Trust Company in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor thereto as Administrative Agent, appointed as such pursuant to
Section 10.09.

               "Affiliate", of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 7, "Affiliate", shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Communications or the Borrower or of rights or warrants to purchase such stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

               "Affiliate Transaction" shall have the meaning provided in
Section 7.05.

               "Agreement" shall mean this Term Loan Agreement as same may be supplemented, modified or amended from time to time in accordance with the provisions hereof.

               "Applicable Lending Office" shall mean, with respect to each Bank, such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Loan, and such Bank's Domestic Lending Office in the case of a Base Rate Loan.

               "Applicable Margin" shall mean a percentage per annum which shall initially equal (x) in the case of Eurodollar Loans, 4.0% and (y) in the case of Base Rate Loans, 3.0%, provided that the Applicable Margins for each type of loan shall increase on each three-month anniversary of the Closing Date in accordance with the table set forth below:


                            Applicable Margin       Applicable Margin for
  Month Anniversary       for Eurodollar Loans         Base Rate Loans
  -----------------       --------------------      ---------------------
          0                       4.0%                      3.0%
          3                       4.25%                     3.25%
          6                       4.5%                      3.5%
          9                       5.0%                      4.0%
         12                       5.5%                      4.5%
         15                       6.0%                      5.0%
         18                       6.5%                      5.5%
         21                       7.0%                      6.0%
         24                       7.5%                      6.5%


               "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Borrower or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or
(ii) any assets of the Borrower or any Restricted Subsidiary outside the ordinary course of business of the Borrower or such Restricted Subsidiary (other than (y) a disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Wholly-Owned Restricted Subsidiary and (z) for purposes of Section 7.04 only, a Restricted Payment permitted by Section 7.02); provided, however, that for purposes of Section
7.04 only, the term "Asset Disposition" shall not include any disposition of assets if such disposition is governed by Section 7.08.

               "Assignment and Assumption Agreement" shall mean an assignment and assumption agreement entered into by an assigning Bank and an assignee Bank in accordance with Section 12.04, substantially in the form of Exhibit P.

               "Auditors" shall mean a nationally-recognized firm of independent public accountants selected by Communications or the Borrower and reasonably satisfactory to the Administrative Agent. For purposes of this Agreement, Communications' current firm of independent public accountants, Ernst & Young, shall be deemed to be satisfactory to the Administrative Agent.

               "Authorized Officer" of any Credit Party shall mean any of the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice-President, the Secretary or any Assistant Secretary of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

               "Average Life" means, as of the date of determination, with respect to any Indebtedness, the guotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (ii) the sum of all such payments.

               "Bankruptcy Law" shall mean Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

               "Banks" is defined to mean the lenders who are from time to time parties to this Agreement.

               "Base Rate" shall mean the higher of (x) 1/2 of 1% in excess of the Federal Reserve reported certificate of deposit rate and (y) the rate that BTCo announces from time to time as its prime lending rate, as in effect from time to time.

               "Base Rate" at any time shall mean the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate and (iii) the Prime Lending Rate.

               "Base Rate Loan" shall mean each Loan converted into such pursuant to Section 1.08, until such time (if any) as converted back into a Eurodollar Loan in accordance with the requirements of Section 1.08(d).

               "Blocked Account Agreements" shall mean all blocked account agreements executed and delivered pursuant to the Existing Credit Agreement, until such time as same are replaced by blocked account agreements in the form of Exhibit M-2 hereto, and any blocked account agreements at any time entered into in the form of Exhibit M-2 hereto.

               "Board of Directors" means the Board of Directors of the Borrower or any committee thereof duly authorized to act on behalf of such Board.

               "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

               "BTCC" shall mean BT Commercial Corporation, in its individual capacity.

               "BTCo" shall mean Bankers Trust Company in its individual capacity.

               "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in Dollars in the New York interbank Eurodollar market.

               "Canadian Debenture" shall mean the Existing Canadian Debenture, as same may be modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, including pursuant to the Existing Canadian Debenture Amendment.

               "Canadian Pledge Agreement" shall mean the Existing Canadian Pledge Agreement, as same may be modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, including pursuant to the Existing Canadian Pledge Agreement Amendment.

               "Capital Expenditures" means expenditures (whether paid in cash or accrued as liabilities and including Capital Lease Obligations) of the Borrower and its Restricted Subsidiaries relating to the acquisition of equipment used or useful in the business of the Borrower or any Restricted Subsidiary or in a Related Business.

               "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent of any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

               "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

               "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders and their respective Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (A) more than forty percent (40%) of the total voting power of the then outstanding Voting Stock of the Borrower or Communications and (B) more than the total voting power of the then outstanding Voting Stock of the Borrower or Communications, as the case may be, beneficially owned by the Permitted
Holders and their respective Affiliates, treating the Permitted Holders and their respective Affiliates as a "group"; or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of (A) the Borrower (together with any new directors whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) or (B) Communications (together with any new directors whose election by Communications' Board of Directors or whose nomination for election by Communications' shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), in either case, cease for any reason to constitute a majority of the directors of the Borrower or Communications, as the case may be, then in office; or (iii) (A) the Borrower or Communications consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all its assets to any Person or (B) any Person mergers into the Borrower or Communications, in either event pursuant to a transaction in which any Voting Stock of the Borrower or Communications, as the case may be, outstanding immediately prior to the effectiveness thereof is reclassified or changed into or exchanged for cash, securities or other property; provided, however, that any consolidation, conveyance, transfer or lease (x) between the Borrower and any of its Restricted Subsidiaries, between Communications and the Borrower or between Restricted Subsidiaries of the Borrower (including the reincorporation of the Borrower or Communications in another jurisdiction) or (y) for the purpose of creating a public holding company for the Borrower or Communications in another jurisdiction or (z) for the purpose of creating a public holding company for the Borrower or Communications in which all holders of the capital stock of the Borrower or Communications, as the case may be, would be entitled to receive (other than cash in lieu of fractional shares) solely capital stock of the holding company in amounts proportionate to their holdings of such capital stock of the Borrower or Communications immediately prior to such transaction, shall be excluded from the operation of this clause (iii) or (iv) Communications shall at any time cease to own 100% of the capital stock of the Borrower.

               "Closing Date" shall mean the date of the extension of Loans hereunder, which shall occur on or after the Effective Date and on or prior to July 31, 1997.

               "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "Collateral" shall mean all of the Collateral as defined in each of the Collateral Documents.

               "Collateral Access Agreements" shall mean any landlord waivers, mortgagee waivers, bailee letters or any similar acknowledgement agreements of any warehousemen or processor in possession of Inventory, in each case substantially in the form of Exhibit N hereto (or prior to obtaining any such agreement, in the form previously attached as Exhibit N to the Existing Credit Agreement), in each case with such changes thereto as are reasonably acceptable to the Administrative Agent.

               "Collateral Agent" shall mean BTCC acting as collateral agent pursuant to the Collateral Documents.

               "Collateral Assignments of Rights" shall mean each collateral assignment of rights executed and delivered in substantially the form of Exhibit L hereto (or, if executed and delivered prior to the Closing Date, in the form of Exhibit L to the Existing Credit Agreement).

               "Collateral Documents" shall mean all contracts, instruments and other documents now or hereafter executed and delivered in connection with this Agreement, pursuant to which liens and security interests were or are granted to the Collateral Agent in the Collateral for the benefit of the Secured Creditors (including the Banks), including, without limitation, the Pledge Agreement, the Security Agreement, each Mortgage, the Canadian Debenture, the Canadian Pledge Agreement and, after the execution and delivery thereof, each Additional Security Document.

               "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I, as the same may be (x) reduced from time to time pursuant to Section 3.01 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.11 or 12.04(b).

               "Communications" means Sullivan Communications, Inc., a Delaware corporation, and its successors.

               "Concentration Account Agreements" shall mean each concentration account agreement executed and delivered pursuant to the Existing Credit Agreement, until such time as same are replaced by concentration account agreements in the form of Exhibit M-3 hereto, and any concentration account agreement at any time entered into in the form of Exhibit M-3 hereto.

               "Covered Taxes" shall have the meaning provided such term in
Section 3.03(a).

               "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Subsidiaries Guaranty and each of the Collateral Documents, as the same may be modified, amended, extended, restated or supplemented from time to time.

               "Credit Parties" shall mean, collectively, Communications, the Borrower and the Subsidiary Guarantors.


               "Custodian" shall mean any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

               "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

               "Disposition" means the sale, assignment, transfer, lease, conveyance or other disposition by Communications, the Borrower or their respective Restricted Subsidiaries of any Collateral, including, without limitation an involuntary disposition as a result of a casualty or condemnation.

               "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Senior Subordinated Notes (as in effect on the Closing
Date); provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any "asset sale" or "change of control", occurring prior to the first anniversary of the Stated Maturity of the Senior Subordinated Notes (as in effect on the Closing Date) shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.06 and Section 4.08 of the Senior Subordinated Notes Indenture (as in effect on the Closing Date) and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to such provision prior to such Person's repayment of all Loans as are required to be repaid pursuant to
Section 7.04 and Section 7.06.

               "Documents" shall mean all Credit Documents and all Existing Credit Agreement Documents.

               "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

               "Domestic Lending Office" shall mean, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I, as such Schedule may be amended from time to time.

               "Effective Date" shall have the meaning provided in Section
12.10.

               "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in bank loans and any other "accredited investor" (as defined in Regulation D of the Securities Act).

               "Environmental Law" shall mean any applicable Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300F et seq.; the Oil Pollution Act of 1990, 33 U.S.C Section 2701 et seq. and any applicable state, provincial and local or foreign counterparts, or equivalents or similar statutes.

               "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Restricted Subsidiaries solely in the ordinary course of such Person's business or as required in connection with a financing transaction and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, specific performance or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

               "Equipment" means all of the Borrower's present and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, motor vehicles, tools, parts, dies, jigs, goods, and any and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements thereto, wherever located (but shall exclude any such attachment, accessories, accessions, replacements, substitutions, additions and improvements which accrue to lessors with respect to any equipment leased by the Borrower or subject to a prior lien as permitted hereunder).

               "Equipment Acquisition Loans" shall mean all Equipment Acquisition Loans under, and as defined in, the Existing Credit Agreement.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

               "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Communications, the Borrower or any Restricted Subsidiary of Communications or the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code, and for the purpose of any specific provision of this Agreement which expressly refers to Section 302 of ERISA or Section 412, 4971 or 4977 of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

               "Eurodollar Lending Office" shall mean, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I, as such Schedule may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

               "Eurodollar Loan" shall mean each Loan outstanding at any time hereunder, except during such time (and then only to the extent) as the respective such Loan is required to be maintained as a Base Rate Loan in accordance with the provisions of Section 1.08.

               "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

               "Event of Default" has the meaning provided in Section 8.

               "Excess Proceeds" shall have the meaning provided in Section
7.04.

               "Excess Proceeds Repayment" shall have the meaning provided in
Section 7.04.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Existing Canadian Debenture" shall mean the Canadian Debenture under, and as defined in, the Existing Credit Agreement, as same is in effect immediately prior to the occurrence of the Closing Date and immediately before giving effect to the Existing Canadian Debenture Amendment.

               "Existing Canadian Debenture Amendment" shall have the meaning provided in Section 4.11.

               "Existing Canadian Pledge Agreement" shall mean the Canadian Pledge Agreement under, and as defined in, the Existing Credit Agreement, as same is in effect immediately prior to the occurrence of the Closing Date and immediately before giving effect to the Existing Canadian Pledge Agreement Amendment.

               "Existing Canadian Pledge Agreement Amendment" shall have the meaning provided in Section 4.11.

               "Existing Credit Agreement" is defined to mean the Credit Agreement, dated as of August 15, 1995, among Communications, the Borrower, the lenders party thereto and the Existing Credit Agreement Agent, together with the related documents thereto (including any Guarantees and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder that are Restricted Subsidiaries of Communications or the Borrower and whose obligations are guaranteed by Communications or the Borrower thereunder) all or a portion of the Indebtedness under such agreement or any successor agreement.

               "Existing Credit Agreement Agent" shall mean BTCC, as Agent pursuant to the Existing Credit Agreement, and any successor thereto.

               "Existing Credit Agreement Collateral Access Agreements" shall mean all Collateral Access Agreements entered into pursuant to, and as required by, the Existing Credit Agreement.

               "Existing Credit Agreement Credit Parties" shall mean each of the Credit Parties under, and as defined in, the Existing Credit Agreement.

               "Existing Credit Agreement Documents" shall mean all Credit Documents under, and as defined in, the Existing Credit Agreement.

               "Existing Credit Agreement Obligations" shall mean all Obligations under, and as defined, in the Existing Credit Agreement (in any event including all principal of, and interest on, all loans pursuant to the Existing Credit Agreement, all amounts owing in respect of unpaid drawings under letters of credit issued thereunder, and all interest, fees and other amounts owing pursuant to the Existing Credit Agreement).

               "Existing Credit Agreement Required Lenders" shall mean the Required Lenders under, and as defined in, the Existing Credit Agreement.

               "Existing Credit Agreement Termination Date" shall mean that date upon which all commitments pursuant to the Existing Credit Agreement have terminated, no letter of credit or promissory note remains outstanding thereunder and all loans and letter of credit obligations, together with interest, fees, expenses and other obligations pursuant to the Existing Credit Agreement (other than any indemnities described therein which are not then due and payable) are paid in full.

               "Existing Indebtedness" shall mean all Indebtedness of the Borrower and its Restricted Subsidiaries outstanding prior to, and to remain outstanding on and after, the Closing Date, and set forth on Schedule X, without giving effect to extensions or renewals thereto, except as expressly provided therein.

               "Existing Mortgage Policies" shall mean each mortgage insurance policy issued with respect to an Existing Mortgage under the Existing Credit Agreement.

               "Existing Mortgaged Property" shall mean all Real Property of the Borrower and its Restricted Subsidiaries listed as such on Schedule VII (which shall include all Real Property subject to any Existing Mortgage).

               "Existing Mortgages" shall mean all Mortgages under, and as defined in, the Existing Credit Agreement, granted by the Existing Credit Agreement Credit Parties pursuant to the Existing Credit Agreement and which have not been released by the lenders thereunder prior to the Closing Date.

               "Existing Pledge Agreement" shall mean the Pledge Agreement under, and as defined in, the Existing Credit Agreement, as same is in effect immediately prior to the occurrence of the Closing Date and immediately before giving effect to the Existing Pledge Agreement Amendment.

               "Existing Pledge Agreement Amendment" shall have the meaning provided in Section 4.08.

               "Existing Security Agreement" shall mean the Security Agreement under, and as defined in, the Existing Credit Agreement, as same is in effect immediately prior to the occurrence of the Closing Date and immediately before giving effect to the Existing Security Agreement Amendment.

               "Existing Security Agreement Amendment" shall have the meaning provided in Section 4.09.

               "Expenses" shall mean all present and future expenses incurred by or on behalf of the Administrative Agent in connection with this Agreement, any other Credit Document or otherwise in its capacity as Administrative Agent under this Agreement, whether incurred heretofore or hereafter.

               "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

               "Fees" shall mean all fees payable pursuant to, or referenced in, Section 2.01.

               "Final Maturity Date" shall mean March 31, 2001.

               "Financial Statements" shall mean the consolidated and, if requested by the Administrative Agent, consolidating balance sheet and statement of operations and statement of cash flows and statements of changes in shareholders' equity of each of (x) Communications and (y) the Borrower, for the period specified prepared in accordance with GAAP and consistent with prior practices; provided however, that so long as Communications owns all the capital stock of the Borrower, owns no other significant assets and owns no capital stock of any other Subsidiary, separate financial statements for the Borrower shall not be required to be furnished pursuant to Sections 6.01(a) and (b).

               "First Priority Secured Obligations" shall mean all Existing Credit Agreement Obligations and all Secured Interest Rate Protection Obligations, in each case secured pursuant to the Collateral Documents.

               "Foreign Bank" shall mean any Bank organized under the laws of a jurisdiction outside of the United States.

               "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program or arrangement established or maintained outside the United States of America by Communications, the Borrower or any one or more of their Restricted Subsidiaries primarily for the benefit of employees of Communications, the Borrower or such Restricted Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon any termination of employment, and which plan is not subject to ERISA or the Code.

               "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time subject to Section 9.02.

               "Governing Documents" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

               "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other financial obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other financial obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other financial obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any Indebtedness or financial obligation.

               "Guaranty" shall mean the Parent Guaranty and the Subsidiaries Guaranty.

               "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

               "Highest Lawful Rate" shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under this Agreement, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

               "Holder" means the Person in whose name a Security is registered on the Registrar's books.

               "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Borrower (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

               "Indebtedness" of any Person means, without duplication:

            (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (other than Interest Rate Protection Agreements);

           (ii)   all Capital Lease Obligations of such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

           (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

            (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock, and in respect of a Restricted Subsidiary, all obligations of such Restricted Subsidiary with respect to the redemption, repayment or other repurchase of any Preferred Stock (but excluding, in each case, any accrued dividends);

           (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee; and

          (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets (as determined by the Board of Directors) or the amount of the obligation so secured.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, (i) that the amount outstanding at any time of any Indebtedness Incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include (A) any liability for Federal, state, local or other taxes, (B) any obligations under Interest Rate Protection Agreements or Raw Material Hedge Agreements or (C) any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business.

               "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

               "Interest Period" shall have the meaning provided in Section
1.07.

               "Interest Rate Protection Agreement" means any interest rate or currency swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Borrower or any Restricted Subsidiary against fluctuations in interest rates or currency values.

               "Inventory" of any Person shall mean all of the inventory owned by such Person, including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Person's business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned or repossessed by such Person.

               "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services of the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment," and Section
7.02 (i) "Investment" shall include the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of any Restricted Subsidiary of the Borrower at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time of such redesignation equal to the amount (if positive) equal to (x) the Borrower's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

               "Issue Date" means the date on which the Senior Subordinated Notes were originally issued.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

               "Loan" shall have the meaning provided in Section 1.01.

               "Lockbox Agreements" shall mean all lockbox agreements executed and delivered pursuant to the Existing Credit Agreement, until such time as same are replaced by lockbox agreements in the form of Exhibit M-1 hereto, and any lockbox agreements at any time entered into in the form of Exhibit M-1 hereto.

               "Margin Stock" shall have the meaning provided in Regulation U.

               "Material Adverse Effect" shall mean a material adverse effect on (i) the business, prospects, operations, results of operations, assets, liabilities or financial condition of the Borrower or of Communications and its Restricted Subsidiaries taken as a whole, (ii) any Credit Party's ability to perform its material obligations under the Credit Documents to which it is a party, or (iii) the material rights and remedies of the Administrative Agent, the Collateral Agent or the Banks under any Credit Document.

               "Material Contract" shall mean any contract or other arrangement (other than the Credit Documents), whether written or oral, to which the Borrower or its Restricted Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto may be reasonably expected to have a Material Adverse Effect.

               "Moody's" means Moody's Investors Service, Inc. and its successors.

               "Mortgage Amendments" shall have the meaning provided in Section 4.10.

               "Mortgages" shall mean all Existing Mortgages, as modified by the Mortgage Amendments or as same may be further modified, amended or supplemented from time to time in the future in accordance with the terms thereof and hereof, as well as any additional mortgages granted by any of the Credit Parties after the Closing Date.

               "MSCP Entities" means, collectively, Morgan Stanley Capital Partners III, L.P., a Delaware limited partnership, Morgan Stanley Capital Investors, L.P., a Delaware limited partnership, and MSCP III 892 Investors, L.P., a Delaware limited partnership.

               "MSLEF" means The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership.

               "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

               "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal (but not interest) pursuant to a note or installment receivable or otherwise including upon release to the Borrower or a Restricted Subsidiary from any reserve established by the Borrower or such Restricted Subsidiary against any liabilities associated with such Asset Disposition, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (without regard to the consolidated results of operations of the Borrower and its Restricted Subsidiaries, taken as whole), and in each case net of all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and, until released to the Borrower or a Restricted Subsidiary, net of appropriate amounts to be provided by the Borrower or any Restricted Subsidiary of the Borrower as a reserve against any liabilities associated with such Asset Disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition, all as determined in accordance with GAAP, and net of all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

               "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "Note" shall have the meaning provided in Section 1.04(a).

               "Notice of Borrowing" shall have the meaning provided in Section 1.02(a).

               "Notice Office" shall mean the office of the Administrative Agent located at 14 Wall Street, New York, New York 10005, Attention: Bruce Addison, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

               "Obligations" shall mean, without duplication, the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Communications, the Borrower or any Restricted Subsidiary of the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, the Fees, the Expenses and all other obligations and liabilities of Communications, the Borrower or any Restricted Subsidiary of the Borrower to the Administrative Agent, the Collateral Agent or the Banks, whether direct or indirect, absolute or contingent, due or to become due, whether now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Credit Document or any other document made, delivered or given in connection herewith or therewith.

               "Offering Memorandum" shall mean the Offering Memorandum, dated August 10, 1995, issued in connection with the private placement of the Senior Subordinated Notes.

               "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Borrower.

               "Officers' Certificate" means a certificate signed by two
Officers.

               "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrower or the Administrative Agent.

               "Other Taxes" shall have the meaning given such term in Section 3.03(b).

               "Parent Guarantor" shall have the meaning provided in the first paragraph of this Agreement.

               "Parent Guaranty" shall mean the Guaranty provided by Communications pursuant to Section 13.

               "Payment Office" shall mean the office of the Administrative Agent located at 14 Wall Street, New York, New York 10005, ABA Number:
021001033, Account Name: BTCo Investor Cash A/C, Account Number: 000355784,
Reference: Sullivan Graphics, Inc., Attention: Bharathi Baliga, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA and any Person succeeding to the functions thereof.

               "Permitted Encumbrances" shall mean, with respect to any Mortgage, the Permitted Encumbrances related thereto as described in the respective Mortgage Policy relating thereto.

               "Permitted Holders" means, collectively, MSLEF and the MSCP Entities.

               "Permitted Investment" means (i) an Investment in the Borrower or in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary or such Person is a Related Business; (ii) an Investment by the Borrower or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Borrower or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) a Temporary Cash Investment; (iv) receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business in accordance with past practices of the Borrower or of its Restricted Subsidiaries; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in satisfaction of judgments, (viii) Interest Rate Protection Agreements and Raw Material Hedge Agreements and (ix) Investments at any time not exceeding $2 million (valued at the fair market value at the time any such Investment was made).

               "Permitted Materials" shall have the meaning given to such term in Section 5.18.

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which (i) is maintained or contributed to by (or to which there is an obligation to contribute of), or (ii) at any time during the five year period preceding (A) in the case of any Loan, the date of the making of such Loan or (B) in the case of any event or condition described in Section 6.04, the date thereof, was maintained or contributed to by (or to which there is or was an obligation to contribute to), Communications, the Borrower, a Restricted Subsidiary of Communications or the Borrower or an ERISA Affiliate.

               "Pledge Agreement" shall mean the Existing Pledge Agreement, as same may be modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, including pursuant to the Existing Pledge Agreement Amendment.

               "PPSA" shall mean the Personal Property Security Act (Ontario).

               "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

               "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

               "Proceeds" shall mean all proceeds of any Collateral.

               "Quarterly Payment Date" shall mean the last Business Day of each January, April, July and October occurring after the Closing Date.

               "Raw Material Hedge Agreement" means an agreement designed to hedge against fluctuations in the cost of raw materials entered into by the Borrower or its Subsidiaries in the ordinary course of business in connection with their business operations.

               "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

               "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Indebtedness in exchange, substitution or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

               "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower existing on the Closing Date or Incurred in compliance with this Agreement, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees, accrued interest and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary of the Borrower that Refinances Indebtedness of the Borrower.

               "Register" shall have the meaning provided in Section 12.15.

               "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

               "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

               "Related Business" means as of any date the businesses of the Borrower and its Subsidiaries as conducted on the Closing Date and any business related, ancillary or complementary thereto.

               "Remedial Actions" means any claim, proceeding or action to foreclose upon, take possession or control of, sell, lease or otherwise dispose of, or in any other manner realize, take steps to realize or seek to realize upon, the whole or any part of any Collateral, whether pursuant to the UCC, by foreclosure, by setoff, by self-help repossession, by notification to account debtors, by deed in lieu of foreclosure, by exercise of power of sale, by judicial action or otherwise, or the exercise of any other remedies with respect to any Collateral available under any of the Collateral Documents, or under applicable law.

               "Replaced Bank" shall have the meaning provided in Section 1.11.

               "Replacement Bank" shall have the meaning provided in Section
1.11.

               "Reportable Event" shall mean any of the events described in
Section 4043 of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

               "Required Banks" shall mean, collectively, Banks the sum of whose outstanding Loans (or, if prior to the Closing Date, Commitments) represent an amount greater than 50% of the sum of all outstanding Loans (or, if prior to the Closing Date, the Commitments); provided that until the first date on or after the Closing Date upon which BTCo and its Affiliates own less than a majority of the outstanding principal amount of Loans, the Required Banks shall be required to include (if there are any Banks other than BTCo and its Affiliates) at least one Bank which is not BTCo or an Affiliate thereof.

               "Required Secured Creditors" shall mean, with respect to any Collateral Document, the Required Lenders as defined therein.

               "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Borrower or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Borrower held by any Person or of any Capital Stock of a Subsidiary of the Borrower held by any Affiliate of the Borrower (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Borrower that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment, other than a Permitted Investment, in any Person.

               "Restricted Subsidiary" means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

               "S&P" means Standard & Poor's Ratings Group and its successors.

               "SEC" means the Securities and Exchange Commission.

               "Section 3.03(e) Certificate" shall have the meaning provided in
Section 3.03(e).

               "Second Priority Secured Obligations" shall mean all Obligations under, or with respect to, this Agreement.

               "Second Tier Taxes" shall have the meaning provided in Section 3.03(a).

               "Secured Creditors" shall have the meaning provided in the various Collateral Documents (after giving effect to the amendments thereto required pursuant to Section 4), and in any event shall include (x) the lenders from time to time party to the Existing Credit Agreement, (y) various lenders entering into Interest Rate Agreements as more fully provided in the various Collateral Documents and (z) the Banks pursuant to this Agreement.

               "Secured Indebtedness" means any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien.

               "Secured Interest Rate Protection Obligations" shall mean all obligations relating to Interest Rate Protection Agreements secured pursuant to the Collateral Documents in accordance with the terms thereof.

               "Secured Obligations" shall mean all obligations secured in accordance with the provisions of the various Collateral Documents, in any event including all Existing Credit Agreement Obligations, all Obligations pursuant to this Agreement and all Secured Interest Rate Protection Obligations.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Security Agreement" shall mean the Existing Security Agreement, as same may be modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, including pursuant to the Existing Security Agreement Amendment.

               "Senior Indebtedness" of any Person means all obligations of such Person which would constitute Senior Indebtedness under, and as defined in, the Senior Subordinated Notes Indenture as in effect on the Closing Date, or which constitutes Senior Indebtedness under, and as defined in, the documentation governing any Indebtedness which Refinances (or successively Refinances) such Indebtedness and is incurred pursuant to the provisions of
Section 7.01(b)(vii).

               "Senior Subordinated Note Documents" shall mean and include each of the documents and other agreements entered into (including, without limitation, the Senior Subordinated Notes and the Senior Subordinated Notes Indenture) relating to the issuance by the Borrower of the Senior Subordinated Notes, as in effect on the Closing Date and as the same may be entered into, modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

               "Senior Subordinated Notes Indenture" shall mean the Indenture, dated as of August 15, 1995, entered into by and between the Borrower and NationsBank of Georgia, National Association, as trustee thereunder, as in effect on the Closing Date and as the same may be modified, amended or supplemented from time to time to the extent permitted in accordance with the terms hereof and thereof.

               "Senior Subordinated Notes" shall mean the Borrower's 12-3/4% Senior Subordinated Notes due 2005, as in effect on the Closing Date and as the same may be modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

               "Shareholders' Agreement" shall have the meaning assigned that term in the Existing Credit Agreement, as same is in effect on the Closing Date.

               "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

               "Stated Maturity" means, with respect to any Indebtedness, the date specified in such security or other relevant documentation as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

               "Subordinated Obligation" means the Senior Subordinated Notes, any Indebtedness which Refinances same, and any other Indebtedness of the Borrower (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Loans pursuant to a written agreement to that effect.

               "Subsidiaries Guaranty" shall have the meaning provided in
Section 4.07.

               "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of Communications or the Borrower, as appropriate.

               "Subsidiary Guarantor" shall mean, at any time, any Restricted Subsidiary of the Borrower which has theretofore executed and delivered the Subsidiaries Guaranty or a counterpart thereof.

               "Syndication Date" shall mean the earlier of (x) the date which is 30 days after the Closing Date and (y) the date occurring three Business Days after the date upon which the Administrative Agent determined in its sole discretion (and notifies the Borrower) that the primary syndication (and the resulting addition of institutions as Banks pursuant to Section 12.04) has been completed, notice of which shall be promptly given to the Borrower.

               "Tax Sharing Agreements" shall have the meaning assigned that term in the Existing Credit Agreement, as same is in effect on the Closing Date.

               "Taxes" shall have the meaning provided in Section 3.03.

               "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

               "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks at such time.

               "Transaction" shall mean the entering into of this Agreement and the incurrence of Loans hereunder, the utilization of the proceeds hereof as contemplated by Section 5.05 and the taking of the other actions specified in Section 4 of this Agreement.

               "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

               "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

               "Unrestricted Subsidiary" means (i) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) of the Borrower to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Borrower or any Restricted Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted as a Permitted Investment pursuant to clause
(ix) of the definition thereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Borrower could Incur $1.00 of additional Indebtedness under Section 4.03(a) of the Senior Subordinated Notes Indenture as same is in effect on the Closing Date (and without giving effect to any modifications, supplements or amendments thereto, or terminations or waivers thereof) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

               "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

               "Wholly-Owned Restricted Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Restricted Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Restricted Subsidiaries of such Person has a 100% equity interest at such time. Unless the context otherwise requires, each reference to a Wholly-Owned Restricted Subsidiary shall be to a Wholly-Owned Restricted Subsidiary of the Borrower.

               9.02 Accounting Terms and Determinations. Unless otherwise defined or specified herein all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Administrative Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with the covenants contained in Section 7, and all defined terms as used in said Section 7, shall be made consistent with practices in effect as of the Closing Date and, if applicable, in accordance with GAAP as in effect on the Closing Date (or, if the Administrative Agent shall have given its prior written approval thereto, such determinations may be made by the Borrower in accordance with GAAP as in effect on the date for which the determinations of such compliance shall be made), and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Administrative Agent on or before the Closing Date, except as otherwise previously disclosed to the Administrative Agent. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Administrative Agent on or before the Closing Date, the certificates required to be delivered pursuant to Section 6.01 demonstrating compliance with the covenants contained herein shall include (except as otherwise provided above) at the election of the Borrower or upon the request of the Required Banks, calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

               9.03 Other Defined Terms. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York shall have the meanings given them in such UCC. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified.

               SECTION 10.    The Agent.

               10.01 Appointment. (a) Each Bank hereby designates (x) BTCo as Administrative Agent and (y) BTCC as Collateral Agent (for purposes of this
Section 10, the term "Agent" shall include BTCo as Administrative Agent pursuant to this Agreement and BTCC as Collateral Agent under the Collateral Documents) to act as herein specified. Each Bank hereby irrevocably authorizes, and each holder of any Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Subject to the provisions of Section 11, the Collateral Agent shall hold all Collateral and the Administrative Agent shall hold all payments of principal, interest, Fees, charges and Expenses received pursuant to this Agreement or any other Credit Document for the benefit of the Banks to be distributed as provided herein. The Agent may perform any of its duties hereunder by or through its agents or employees.

               (b) The provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and neither Communications nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof (other than Sections 10.09 and 10.10(c)). In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Communications or any of its Subsidiaries.

               10.02 Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or the other Credit Documents a fiduciary relationship in respect of any Bank; and nothing in this Agreement or the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein or therein.

               10.03 Lack of Reliance on Agent. (a) Independently and without reliance upon the Agent, each Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of the Borrower and its Subsidiaries in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries, and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

               (b) The Agent shall not be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Notes or the financial or other condition of the Borrower or any of its Subsidiaries. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes, or the financial condition of the Borrower or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

               10.04 Certain Rights of the Agent. The Agent shall have the right to request instructions from the Required Banks at any time. If the Agent requests instructions from the Required Banks with respect to any act or action (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks.

               10.05 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrower with respect to matters concerning the Borrower and its Subsidiaries), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

               10.06 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrower or, in the case of the Collateral Agent, the other Secured Creditors, each Bank will reimburse and indemnify the Agent, in proportion to the Banks' respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements contained in this Section shall survive any termination of this Agreement and the other Credit Documents and the payment in full of the Obligations.

               10.07 The Agent in Its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Bank or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Banks," "Required Banks," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Communications or any Affiliate of Communications as if it were not performing the duties specified herein, and may accept fees and other consideration from Communications for services in connection with this Agreement and otherwise without having to account for the same to the Banks. Without limiting the foregoing, the Banks acknowledge that BTCC is the agent pursuant to the Existing Credit Agreement.

               10.08 Holders of Notes. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

               10.09 Successor Agent. (a) The Agent may, upon five (5) Business Days' notice to the Banks and the Borrower, resign at any time (effective upon the appointment of a successor Agent (including the Banks acting as such pursuant to following clause (c)) pursuant to the provisions of this Section 10.09) by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, upon five (5) days' notice and approval by the Borrower (which approval shall not be unreasonably withheld), to appoint a successor Agent. If no successor Agent (i) shall have been so appointed by the Required Banks, and (ii) shall have accepted such appointment, within fifteen (15) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of the Banks, appoint a successor Agent.

               (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

               (c) In the event that no successor Agent is appointed pursuant to clause (a) above, the Agent's resignation shall become effective forty days after notice of such resignation is given to the Borrower and the Banks, and the Required Banks shall perform the duties of the Agent until a successor Agent is appointed as provided herein.

               10.10 Collateral Matters. (a) Each Bank authorizes and directs the Collateral Agent to enter into the Collateral Documents for the benefit of the Banks. Each Bank hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Banks in accordance with the provisions of this Agreement, or by the Required Secured Creditors under the Collateral Documents, and the exercise by the Required Banks or Required Secured Creditors, as the case may be, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Banks. The Collateral Agent is hereby authorized on behalf of all of the Banks, without the necessity of any notice to or further consent from any Bank, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

               (b) The Banks hereby authorize the Collateral Agent, at its option and in its discretion, upon the direction of the Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Collateral Agent if the Borrower certifies to the Collateral Agent that the sale or disposition is made in compliance with this Agreement and the Existing Credit Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry) or (iii) if approved, authorized or ratified in writing by the Required Banks or Required Secured Creditors, as the case may be, unless such release is required to be approved by all of the Banks hereunder. Upon request by the Agent at any time, the Banks will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10.

               (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement and the Existing Credit Agreement, or consented to in writing by the Required Banks or Required Secured Creditors, as the case may be, or all of the Banks, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Banks to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Banks herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any of its Subsidiaries in respect of) all interests retained by the Borrower or any of its Subsidiaries, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

               (d) The Collateral Agent shall have no obligation whatsoever to the Banks or to any other Person to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Banks and that the Collateral Agent shall have no duty or liability whatsoever to the Banks, except for its gross negligence or willful misconduct.

               (e) It is acknowledged and agreed by all the Banks that (i) the priorities with respect to the Collateral are as set forth in the Collateral Documents and are expressly subject to the provisions of Section 11 hereof and
(ii) to the extent the provisions of the Collateral Documents are inconsistent with any of the provisions of this Section 10, the provisions of the respective Collateral Document shall prevail.

               10.11 Actions with Respect to Defaults. In addition to the Agent's right to take actions on its own accord as permitted under this Agreement, the Agent may take such action with respect to an Event of Default as shall be directed by the Required Banks or, in the case of any Collateral Document, the Required Secured Creditors; provided that until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of the Banks or, in the case of Collateral Documents, the Secured Creditors (or the lenders pursuant to the Existing Credit Agreement).

               10.12 Delivery of Information. The Agent shall not be required to deliver to any Bank originals or copies of any documents, instruments, notices, communications or other information received by the Agent from Communications, the Borrower, any Subsidiary, the Required Banks, any Bank or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Bank with respect to a specific document, instrument, notice or other written communication received by and in the possession of such Agent at the time of receipt of such request and then only in accordance with such specific request.

               SECTION 11. Special Provisions Providing Lien Priorities; etc. To induce the lenders pursuant to the Existing Credit Agreement to enter into the amendments thereto and to the related Collateral Documents as required by Section 4 hereof, and thereby permit the extensions of credit pursuant to this Agreement and the securing of the Obligations pursuant to this Agreement pursuant to the Collateral Documents (on a second priority basis as more fully provided below), the following agreements are made by the Banks (and their successors and assigns) for the benefit of the other Secured Creditors (including without limitation the lenders pursuant to the Existing Credit Agreement) under, and as defined in, the various Collateral Documents.

               11.01 Priorities With Respect to Collateral. The Banks acknowledge and agree that all Secured Obligations shall be secured pursuant to the Collateral Documents in accordance with the terms thereof; provided that, notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, as between the First Priority Secured Obligations and Second Priority Secured Obligations, the following priorities with respect to the Collateral shall apply:

                     (i) the First Priority Secured Obligations shall be entitled to a first priority security interest in all Collateral, superior and prior to the rights of the holders of the Second Priority Secured Obligations with respect thereto, which rights of the holders of Second Priority Obligations to any and all Collateral shall be subject to the prior interests of the holders of the First Priority Secured Obligations under the Collateral Documents; and

                     (ii) the holders of the Second Priority Secured Obligations, for themselves and their successors and assigns, hereby acknowledge and agree for the benefit of the First Priority Secured Creditors that they shall not be entitled to receive, in respect of the Second Priority Secured Obligations held by them, any of the proceeds of any Collateral following the occurrence of an Event of Default or received as a result of the enforcement of rights pursuant to the Collateral Documents until all First Priority Secured Obligations have been indefeasibly paid in full in cash or cash equivalents. The Banks (for themselves and their successors and assigns) hereby agree that, unless the Credit Agreement Termination Date (as defined in the Security Agreement as amended on the Closing
               Date pursuant to Section 4) has occurred and no First Priority Secured Obligations are outstanding, they shall have no rights to institute foreclosure or other enforcement rights under the Collateral Documents or any other Credit Document or otherwise, but shall only be entitled to share in the proceeds of the Collateral as realized and following the indefeasible payment in full in cash or cash equivalents of all First Priority Secured Obligations. The foregoing provisions shall not affect, or impair, the right of the Banks to accelerate the maturity of any Loans pursuant to Section 8 hereof or to institute legal proceedings (not including enforcement actions with respect to the Collateral) to collect amounts due pursuant to this Agreement.

                     (iii) Until all First Priority Secured Obligations have been indefeasibly paid in full in cash or cash equivalents, each holder of the Second Priority Secured Obligations hereby agrees (x) not to exercise, with respect to the Second Priority Secured Obligations, any right of setoff or counterclaim with respect to the Collateral or any Proceeds thereof, (y) that all Proceeds of Collateral shall be paid to the Collateral Agent for application to the First Priority Secured Obligations and
               (z) that any Proceeds of Collateral received by any holder of the Second Priority Secured Obligations in its capacity as such shall be segregated and held in trust and paid over to the Collateral Agent for the benefit of the holders of all Secured Obligations (in accordance with the priorities set forth above) in the same form as received, with any necessary endorsements.

                     (iv) The holders of the Second Priority Secured Obligations acknowledge and agree that Collateral (or Liens thereon pursuant to the Collateral Documents) may be released from the security interests created pursuant to the Collateral Documents in accordance with the requirements of the respective Collateral Documents and, except as expressly required thereby, no consent of the holders of the Second Priority Secured Obligations shall be required in connection therewith.

               The foregoing provisions shall be effective at all times during the term of this Agreement, and notwithstanding (without limitation):
         (i) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to Communications, the Borrower or any of their Subsidiaries; (ii) the priorities which would otherwise result under the terms of the respective Collateral Documents or under applicable law; (iii) the taking of possession of any Collateral by any Bank; or (iv) any other matter whatsoever; and shall continue in full force and effect until all Secured Obligations have been repaid in full.

               11.02 Priority on Distribution of Proceeds of Collateral. In the event of:

                     (a) any distribution of any Collateral upon any bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of Communications, the Borrower or any of their Subsidiaries, or the application of any Collateral to the payment thereof;

                     (b) any distribution of the Collateral upon the liquidation or dissolution of Communications, the Borrower or any of their Subsidiaries, or the winding up of the assets or business of Communications, the Borrower or any of their Subsidiaries;

                     (c) any realization by any of the Secured Creditors or the Collateral Agent with respect to the Liens pursuant to the Credit Documents whether through a Remedial Action or otherwise; or

                     (d) any Disposition of any Collateral, to the extent that any part of the proceeds of such disposition are required to be applied to any of the Secured Obligations or held by the Collateral Agent in accordance with the provisions of any of the Collateral Documents;

         then, in any such event, as between the Secured Creditors all of the Collateral and any Proceeds thereof so distributed, applied or realized upon shall be distributed or paid to (or retained by) the Collateral Agent for application first, to the Collateral Agent to pay the Collateral Agent's fees, expenses and indemnities provided for in this Agreement, the Existing Credit Agreement and in the Collateral Documents, second, to the First Priority Secured Obligations and third, after the indefeasible payment in full in cash or cash equivalents of all First Priority Secured Obligations, the remaining amount of such Proceeds shall be distributed or paid to (or retained by) the Collateral Agent for application to the Second Priority Secured Obligations then due and payable.

               11.03 Certain Dispositions of Collateral. Notwithstanding anything to the contrary contained above, to the extent Collateral is sold in accordance with the requirements of Section 8.1 of the Existing Credit Agreement and relevant provisions of this Agreement (and is not sold as a result of any Remedial Action pursuant to a Security Document) at a time when no Default or Event of Default exists pursuant to Section 8.01(7) and (8), the proceeds thereof shall be applied in accordance with the requirements of this Agreement and the Existing Credit Agreement.

               11.04 Waiver of Set-Off. Notwithstanding anything to the contrary contained elsewhere in this Agreement or any other Credit Document, at all times prior to the Existing Credit Agreement Termination Date, and unless the Existing Credit Agreement Required Lenders otherwise expressly consent, the Banks shall have no right and hereby waive any right to set-off (whether pursuant to Section 12.02, applicable law or otherwise) any amounts owed to it by Communications, the Borrower or any Guarantor against or on account of any of the Obligations.

               11.05 Right to Contest. Each holder of Obligations and each Bank agrees for itself, and its successors and assigns, not to contest or support any other Person in contesting, in any proceeding, including without limitation, any bankruptcy, insolvency or liquidation proceeding, the priority, validity or enforceability of the Liens held by the Collateral Agent or the Secured Creditors in the Collateral or the priority, validity or enforceability of the Secured Obligations, or the provisions of this Section
11. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the Banks shall be entitled to assert the provisions of the Collateral Documents (subject to the provisions of this Section 11) in accordance with the terms thereof.

               11.06 Payment Invalidated. In the event that any of the First Priority Secured Obligations shall be paid in full and subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), formerly paid or satisfied First Priority Secured Obligations become unpaid or unsatisfied, the terms and conditions of this Section 11 shall be fully applicable thereto until all such First Priority Secured Obligations are again paid in full.

               11.07 Right to Amend, etc. As between the Banks and the other Secured Creditors, it is agreed that the Secured Creditors (excluding the Banks in their capacities as such) may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from any Bank in its capacity as such, change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the First Priority Secured Obligations (subject, in the case of an increase in outstanding Indebtedness constituting Secured Obligations, to compliance to the relevant provisions of
Section 7.01 hereof), or obtain, release, or dispose of any Collateral therefor, or amend or supplement in any manner the Existing Credit Agreement, the Collateral Documents or any other agreements or instruments evidencing, securing or relating to the First Priority Secured Obligations, and the provisions of this Section 11 shall continue in full force and effect with respect to all such First Priority Secured Obligations; provided, however, that the actions of the Secured Creditors in effecting any amendments, waivers or modifications of the Collateral Documents shall be required to be taken in compliance with the relevant provisions regarding amendments contained in the respective Collateral Document.

               11.08 Creation of Future Obligations. All of the First Priority Secured Obligations shall be deemed to have been funded by the Secured Creditors in reliance upon the agreements contained in this Section 11, and each Bank expressly waives notice of acceptance of the agreements set forth herein, notice of reliance thereon and any other agreements and notice of the creation of any First Priority Secured Obligations after the date hereof, and agrees that the Secured Creditors shall be entitled to rely upon the agreements set forth herein at all times in creating First Priority Secured Obligations. It is expressly agreed that, subject to the provisions of Section 7.01, additional extensions of credit may be made pursuant to the Existing Credit Agreement or Interest Rate Protection Agreements (including but not limited to refinancings permitted pursuant to Section 7.01), and that such additional obligations may be designated as First Priority Secured Obligations (and shall be entitled to the priorities with respect to the Collateral as are provided in this Section 11), and that, except to the extent the Incurrence of any Indebtedness would violate Section 7.01, no further consent of the Banks shall be required in connection therewith and that the provisions of this Section 11 shall be fully applicable to the obligations so created in the future. The Banks hereby authorize the Collateral Agent to amend the Security Documents as necessary or desirable to effect the foregoing agreements.

               11.09 Waiver of Liability For Actions Taken With Respect To Second Priority Secured Obligations and Collateral. (a) Neither the Administrative Agent, the Existing Credit Agent, the Collateral Agent nor any Secured Creditor shall have any liability to the holder of any Second Priority Secured Obligations (in its capacity as such), and each Bank (in its capacity as such), on behalf of itself and its successors and assigns, hereby waives to the extent permitted by applicable law any claim, right, action or cause of action which it may now or hereafter have against the Administrative Agent, the Existing Credit Agreement Agent, the Collateral Agent or any other Secured Creditor (including, without limitation, any and all claims, rights, actions or causes of action that any Bank may otherwise have against the Administrative Agent, the Collateral Agent or any other Secured Creditor under
Section 9-207, 9-504 and 9-507 of the UCC) arising out of, any and all actions which the Administrative Agent, the Collateral Agent or any other Secured Creditor, in good faith, takes or omits to take with respect to the Secured Obligations, any obligor with respect to the Secured Obligations or any Collateral, including, without limitation, actions with respect to: the creation, perfection or continuation of Liens with respect to any Collateral; any Remedial Action or Disposition of any Collateral; the release of any Collateral; the custody, valuation, protection, preservation, use or depreciation of any Collateral; the realizing upon or failure to realize upon any Collateral; or the collection of the Obligations. To the extent that any of the foregoing waivers is not permitted by applicable law, it is agreed that the applicable standard by which any non-waivable rights, duties or claims are to be measured shall be that neither the Administrative Agent, the Existing Credit Agreement Agent, the Collateral Agent nor any other Secured Creditor shall have any liability or responsibility to any holder of any Second Priority Secured Obligations, for any actions or omissions other than actions or omissions constituting gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction.

               11.10 Financing Issues. If Communications, the Borrower or any of their Restricted Subsidiaries shall be subject to a bankruptcy, insolvency, liquidation or similar proceeding (including as a result of the commencement of a case under the Bankruptcy Code) and the Administrative
Agent, the Existing Credit Agreement Agent, the Collateral Agent, the Secured Creditors or any of them shall desire to permit the usage of cash collateral or to provide financing to Communications, the Borrower or any of their respective Restricted Subsidiaries under Section 363 or Section 364 of the Bankruptcy Code, then: each of the holders of the Second Priority Secured Obligations agrees that (i) notice received two Business Days' prior to the entry of an order approving such usage of cash collateral and five Business Days' prior to the entry of an order approving such financing shall be adequate notice; and (ii) provided it receives a Lien in any property arising or acquired after the commencement of such proceeding which may be substituted for the Collateral subject to such usage under Section 363 of the Bankruptcy Code or which secures such financing under Section 364 of the Bankruptcy Code (which Lien shall be subordinated to any Lien in such property held by the Administrative Agent, the Collateral Agent, or the Secured Creditors, as the case may be, on terms substantially the same as the terms set forth in this
Section 11), it will raise no objection to such usage or financing on the grounds that its junior Lien position with respect to any Collateral is not adequately protected.

               11.11 Effectiveness. The provisions in this Section 11 shall be effective both before and after the commencement of a bankruptcy, insolvency, liquidation or similar proceeding. All references in this Agreement to Communications, the Borrower or any of their respective Subsidiaries shall include such entity as debtor in possession or any receiver or trustee for such entity.

               11.12 Further Assurances. Each of the holders of the Obligations agrees to take such further action and shall execute and deliver to the Administrative Agent, the Existing Credit Agreement Agent, the Collateral Agent and the Secured Creditors such additional documents and instruments (in recordable form, if requested) as the Administrative Agent, the Existing Credit Agreement Agent, the Collateral Agent or the Secured Creditors may reasonably request to effectuate the terms of and agreements contemplated by this Section 11.

               11.13 Obligations as Designated Senior Indebtedness under Senior Subordinated Notes Indenture. (a) The parties hereto expressly acknowledge and agree that the Obligations constitute Indebtedness (as defined in the Senior Subordinated Notes Indenture) of (and with full recourse, as a general claim, to and against) the Borrower and the various Guarantors (by virtue of the Guaranties), which (i) is senior and superior in right of payment to the respective obligations of the Borrower and the Guarantors under the Senior Subordinated Notes, the Guaranties thereof contained in the Senior Subordianted Note Documents and the Senior Subordinated Note Documents, (ii) is not subordinate in right of payment to any other Indebtedness (as defined in the Senior Subordinated Notes Indenture) of the Borrower or any Guarantor and (iii) is, therefore "Senior Indebtedness" (as defined in the Senior Subordinated Notes Indenture) of the Borrower and such Guarantors, respectively. The parties hereto further acknowledge and agree that, at any time when all Indebtedness under the Existing Credit Agreement has been repaid in full, the Obligations constitute Designated Senior Indebtedness (as defined in the Senior Subordinated Notes Indenture) of the Borrower and the Guarantors.

               (b) The parties hereto further acknowledge and agree that, without limiting the effect of the preceding sentence (including, without limitation, the seniority and superiority of the Obligations in right of payment), the priorities with respect to the Collateral and the Proceeds thereof shall be governed by the provisions of this Section 11, and the provisions of Section 11.13(a) shall in no event limit or modify the agreements contained in Sections 11.01 through 11.12, or the provisions of the Collateral Documents.

               11.14 Benefits of this Section 11. It is acknowledged and agreed that the provisions of this Section 11 are agreed to in order to induce the Existing Credit Agreement Required Lenders to enter into the amendments to the Existing Credit Agreement and Collateral Documents as contemplated by
Section 4, and that the provisions of this Section 11 may be directly enforced by the various Secured Creditors and the Collateral Agent or Existing Credit Agreement Agent on their behalf. In no event shall any of the provisions of this Section 11 be supplemented, modified or waived except in a written agreement executed by the Existing Credit Agreement Agent (with the prior written consent of the Existing Credit Agreement Required Lenders).

               SECTION 12.    Miscellaneous.

               12.01 Payment of Expenses; Indemnification; etc. The Borrower agrees that it shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case and the Administrative Agent's local counsel and consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the fees and disbursements of counsel for the Administrative Agent); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Administrative Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

               12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized (to the extent not prohibited by applicable law) at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

               12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit
Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Bank, at its address specified on
Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent.
All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective (x) three Business Days after deposited in the mails, (y) one Business Day after delivered to the telegraph company, cable company or a recognized overnight courier, as the case may be, or (z) when sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

               12.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its obligations hereunder except as provided in Sections 1.11 and 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall (x) not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation and (y) if such participant is not a bank, represent that either (i) no part of its acquisition of its participation is made out of assets of any employee benefit plan, or (ii) after consultation, in good faith, with the Borrower and provision by the Borrower of such information as may be reasonably requested by the participant, the acquisition and holding of such participation does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, or (iii) such participation is an "insurance company general account," as such term is defined in the Department of Labor Prohibited Transaction
Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), and, as of the date of the transfer there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the participant. As used in this Section 12.04(a), the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

               (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Bank or assigning
Banks, of such outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement; provided that
(i) at such time Schedule I shall be deemed modified to reflect the outstanding Loans of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.04 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loans, (iii) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and (iv) if such Eligible Transferee is not a bank, represent that either (i) no part of its acquisition of its Loans is made out of assets of any employee benefit plan, or (ii) after consultation, in good faith, with the Borrower and provision by the Borrower of such information as may be reasonably requested by such Eligible
Transferee, the acquisition and holding of such Loans does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, or (iii) such assignment is an "insurance company general account," as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), and, as of the date of the assignment, there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of such Eligible Transferee; provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.15. As used in this Section 12.04(b), the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Loans. At the time of each assignment pursuant to this
Section 12.04 (b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the forms described in Section 3.03(e). To the extent that an assignment of all or any portion of a Bank's outstanding Obligations pursuant to Section 1.11 or this Section 12.04(b) would, at the time of such assignment, result in increased costs (including, without limitation, amounts described in Section 3.03) from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

               (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

               12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Bank would otherwise have.
No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Bank to any other or further action in any circumstances without notice or demand.

               12.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

               (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

               12.07  Computations.   All computations of interest and Fees
hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

               12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT, IN THE CASE OF OTHER CREDIT DOCUMENTS, AS SPECIFICALLY OTHERWISE PROVIDED THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

               (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

               12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

               12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent shall give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

               12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               12.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that (A) the various Collateral Documents may be amended in accordance with the relevant provisions thereof governing amendments (which shall be consistent with the Collateral Documents as amended pursuant to the amendments required pursuant to Section 4 hereof) and (B) except as provided in proceeding clause (A), no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) with Obligations being directly modified, (i) extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Collateral Documents) under all the Collateral Documents, (iii) amend, modify or waive any provision of this Section 12.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections set forth in the proviso below to such additional extensions of credit), (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Loans are included on the Effective Date) or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (x) increase the Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Bank), (y) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 10 or any other provision as same relates to the rights or obligations of the Administrative Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

               (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to
Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described below, to replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.11 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, provided further, that in any event the Borrower shall not have the right to replace a Bank, or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

               12.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.08, 3.03, 10.06 and 12.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

               12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 1.08, 1.09 or
3.03 in excess of those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective transfer).

               12.15 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.15, to maintain a register (the "Register") on which it will record the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.15.

               12.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 12.16, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such Bank) any information with respect to Communications, the Borrower or any of their respective Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Administrative Agent or the Collateral Agent or any other Bank or Secured Creditor and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Loans or any interest therein by such Bank, provided, that such prospective transferee shall be subject to the provisions of this
Section 12.16(a).

               (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Communications, the Borrower or any of their respective Restricted
Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Communications, the Borrower and their respective Restricted Subsidiaries, provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such
Bank).

               12.17 Designated Senior Indebtedness. The Borrower hereby irrevocably agrees that, at any time when all Indebtedness under the Existing Credit Agreement has been repaid in full, the Indebtedness outstanding hereunder shall constitute Designated Senior Indebtedness under, and as defined in, the Senior Subordinated Notes Indenture at all times when the principal amount of outstanding Loans are at least equal to $25 million.

               12.18 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 1.08 or 1.09 of this Agreement, unless a Bank gives notice to the respective Borrower that it is obligated to pay an amount under the respective Section within one year after the later of
(x) the date the Bank incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by such Borrower pursuant to said Section 1.08 or 1.09, as the case may be, to the extent the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Bank giving notice to such Borrower that it is obligated to pay the respective amounts pursuant to said Section
1.08 and 1.09, as the case may be. This Section 12.18 shall have no applicability to any Section of this Agreement other than said Sections 1.08 and 1.09.

               12.19 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Borrower, the Administrative Agent and the Banks hereby agree that all agreements among them under this Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Administrative Agent or any Bank for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Bank should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Administrative Agent or any Bank for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Administrative Agent or any Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section 12.19 shall control every other provision of this Agreement and all agreements among the Borrower, the Administrative Agent and the Banks.

               12.20 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

                     (a) The Borrower was not required to satisfy the conditions precedent set forth in Section 4.13 (other than with respect to Concentration Account Agreements, which shall be delivered on the Closing
Date) and 4.14 on the Closing Date. Not later than the 90th day after the Closing Date, the Borrower shall have:

            (i) delivered fully executed amendments to all existing Lockbox Agreements as otherwise required by Section 4.13, it being understood that if the Borrower is unable to obtain any such amendment to an existing Lockbox Agreement, the Borrower shall, by such 90th day, have entered into a new Lockbox Agreement with a financial institution satisfactory to the Collateral Agent in the form of Exhibit M-1 hereto; and

           (ii) used its best efforts to replace all Existing Credit Agreement Collateral Access Agreements with Collateral Access Agreements in accordance with the provisions of Section 4.14, it being understood and agreed that if the Borrower is unable to replace any such Existing Credit Agreement Collateral Access Agreement with a Collateral Access Agreement after using its best efforts to do so, no Default or Event of Default shall arise under this Agreement as a result of any such failure.

In connection with the foregoing, the Borrower shall (i) to the extent requested by the Collateral Agent on the Closing Date, deliver to the Collateral Agent local counsel opinions in form and substance satisfactory to the Collateral Agent prior to the 90th day following the Closing Date and (ii) deliver to the Administrative Agent within 5 days following the Closing Date Annexes II through X, inclusive, to this Agreement, which Annexes shall be reasonably satisfactory to the Administrative Agent and the Required Banks.

               All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods, required above, rather than as otherwise provided in the Credit Documents); provided, that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of Section 12.20 and (y) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by Section 12.20 have been taken (or were required to be taken). The acceptance of the benefits of the Loans shall constitute a representation, warranty and covenant by the Borrower to each of the Banks that the actions required pursuant to this Section 12.20 will be, or have been, taken within the relevant time periods referred to in this Section
12.20 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 12.20, the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

               SECTION 13.    Parent Guaranty.

               13.01 The Parent Guaranty. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Parent Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, the Parent Guarantor hereby agrees with the Banks as follows: the Parent Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Banks hereunder. If any or all of the indebtedness of the Borrower to the Banks becomes due and payable hereunder, the Parent Guarantor unconditionally promises to pay such indebtedness to the Banks, or order, on demand, together with any and all reasonable expenses which may be incurred by (x) the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, in connection with its syndication efforts with respect to this Agreement, or (y) the Administrative Agent or the Banks in collecting any of the indebtedness. The word "indebtedness" is used in this
Section 13 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

               13.02 Bankruptcy. Additionally, the Parent Guarantor unconditionally and irrevocably guarantees the payment of any and all indebtedness of the Borrower to the Banks whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 8.01(7) or (8), and unconditionally and irrevocably promises to pay such indebtedness to the Banks, or order, on demand, in lawful money of the United States.

               13.03 Nature of Liability. The liability of the Parent Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by the Parent Guarantor, any other guarantor or by any other party, and the liability of the Parent Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Banks on the indebtedness which such Administrative Agent or such Bank repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Parent Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

               13.04 Independent Obligation. The obligations of the Parent Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Parent Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. The Parent Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to the Parent Guarantor.

               13.05 Authorization. The Parent Guarantor authorizes the Administrative Agent and the Banks without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

               (a) subject to the agreement of the Borrower, change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Parent Guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

               (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

               (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

               (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Banks;

               (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Banks regardless of what liability or liabilities of the Parent Guarantor or the Borrower remain unpaid; and/or

               (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, with the agreement of the Borrower, amend, modify or supplement this Agreement or any of such other instruments or agreements.

               13.06 Reliance. It is not necessary for the Administrative Agent or the Banks to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agent acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

               13.07 Subordination. Any indebtedness of the Borrower now or hereafter owing to the Parent Guarantor is hereby subordinated in right of payment to the indebtedness of the Borrower owing to the Administrative Agent and the Banks; provided that payment may be made by the Borrower on any such indebtedness owing to the Parent Guarantor so long as the same is not prohibited by this Agreement; and provided further, that if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to the Parent Guarantor shall be collected, enforced and received by the Parent Guarantor as trustee for the Banks and be paid over to the Banks on account of the indebtedness of the Borrower to the Banks, but without affecting or impairing in any manner the liability of the Parent Guarantor under the other provisions of this Parent Guaranty. Prior to the transfer by the Parent Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to the Parent Guarantor, the Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

               13.08 Waiver. (a) The Parent Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Banks to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Banks' power whatsoever. The Parent Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Administrative Agent and the Banks may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the Banks by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Banks may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Parent Guarantor hereunder except to the extent the indebtedness has been paid. The Parent Guarantor waives, to the fullest extent permitted by law, any defense arising out of any such election by the Administrative Agent and the Banks, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent Guarantor against any Borrower or any other party or any security.

               (b) The Parent Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Parent Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which the Parent Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent and the Banks shall have no duty to advise the Parent Guarantor of information known to them regarding such circumstances or risks.

               13.09 Limitation on Enforcement. The Banks agree that this Parent Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks and that no Bank shall have any right individually to seek to enforce or to enforce this Parent Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Banks upon the terms of this Agreement. The Banks further agree that this Parent Guaranty may not be enforced against any Affiliate, director, officer, employee or stockholder of the Parent Guarantor.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.


                                       SULLIVAN COMMUNICATIONS, INC.,
                                          a Delaware corporation



                                       By /s/ Joseph M. Milano
                                          ----------------------------------
                                          Title: Chief Financial Officer


                                       SULLIVAN GRAPHICS, INC.,
                                          a New York corporation



                                       By /s/ Joseph M. Milano
                                          ----------------------------------
                                          Title: Chief Finanical Officer



                                       ADMINISTRATIVE AGENT:

                                       BANKERS TRUST COMPANY, as
                                         Administrative Agent



                                       By /s/ Bruce W. Addison
                                          ----------------------------------
                                          Title: Vice President



                                       COLLATERAL AGENT:

                                       BT COMMERCIAL CORPORATION,
                                          As Collateral Agent



                                       By /s/ Bruce W. Addison
                                          ----------------------------------
                                          Title: Vice President




                                                                    SCHEDULE I
                                                                    ----------


                               LIST OF BANKS
                               -------------






Bank                                                         Commitment
----                                                         ----------

Bankers Trust                                                $25,000,000
  Company

                                                              ----------
                                                             $25,000,000






                                                                   SCHEDULE II
                                                                   -----------


                          GOVERNMENTAL APPROVALS
                          ----------------------



                                                                  SCHEDULE III
                                                                  ------------


         CHIEF EXECUTIVE OFFICES, RECORDS LOCATIONS AND INVENTORY
         --------------------------------------------------------
                          AND EQUIPMENT LOCATIONS
                          -----------------------



                                                                   SCHEDULE IV
                                                                   -----------


                         FICTITIOUS BUSINESS NAMES
                         -------------------------



                                                                    SCHEDULE V
                                                                    ----------


                                TAX MATTERS
                                -----------



                                                                   SCHEDULE VI
                                                                   -----------


                               SUBSIDIARIES
                               ------------



                                                                  SCHEDULE VII
                                                                  ------------


                              REAL PROPERTIES
                              ---------------



                                                                 SCHEDULE VIII
                                                                 -------------


                     COLLECTIVE BARGAINING AGREEMENTS
                     --------------------------------



                                                                   SCHEDULE IX
                                                                   -----------


                                 INSURANCE
                                 ---------



                                                                    SCHEDULE X
                                                                    ----------


                              PERMITTED LIENS
                              ---------------



                                                                   SCHEDULE XI
                                                                   -----------


                           EXISTING INDEBTEDNESS
                           ---------------------



                                                                  SCHEDULE XII
                                                                  ------------


                                INVESTMENTS
                                -----------



                                                                 SCHEDULE XIII
                                                                 -------------


                       TRANSACTIONS WITH AFFILIATES
                       ----------------------------



                                                                  SCHEDULE XIV
                                                                  ------------